UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A4

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 29, 2010

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Bookmerge Technology, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada

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(State or Other Jurisdiction of Incorporation)

333-152837	36-4627722
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(Commission File Number)	(IRS Employer Identification No.)

1560 N. Maple Street, Corona CA 92880

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(Address of Principal Executive Offices)      (Zip Code)

951-734-5344

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        .   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors approved on October 7, 2010 the Purchase Agreement between Bookmerge Technology, Inc. (the “Company”) and Extreme Green Technologies Inc., whereas, Bookmerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of Bookmerge Technologies Inc., rule 144 restricted common stock. Bookmerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control Bookmerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under Bookmerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), Bookmerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. Bookmerge will issue 15,655,500 shares of Bookmerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of Bookmerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of Bookmerge Technologies Inc.

ITEM 2.01   COMPLETION OF ACQUISITION OF ASSETS

The Board of Directors approved on October 7, 2010 the Purchase Agreement between Bookmerge Technologies and Extreme Green Technologies Inc., whereas, Bookmerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of Bookmerge Technologies Inc., rule 144 restricted common stock. Bookmerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control Bookmerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under Bookmerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), Bookmerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. Bookmerge will issue 15,655,500 shares of Bookmerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of Bookmerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of Bookmerge Technologies Inc.

The Purchase and Share Exchange Agreements for Bookmerge to acquire the remaining 49% from the Extreme Green shareholders was exactly the same as the Bookmerge acquisition of the 51% or Extreme Green (i.e. two shares of restricted Extreme Green stock in exchange for one share of restricted Bookmerge stock). Attached is a copy of the share exchange agreement for the 49%. The offer to all EGT shareholders was 11/29/10.  This exchange has already been completed.

On November 29, 2010 the Board of Directors and majority of stockholders unanimously voted to proceed with the 2/1 Bookmerge for Extreme Green Stock Exhange. Written consent was obtained from all Extreme Green shareholders pursuant to the 11/29/11 Share Exchange Agrrment attached as Exhibit 99.1 as referenced above.

The following is a list of holders from whom shares were acquired:

Harold Baerg,
Scott Brown
Richard Carter
Laura Farley
Austin Gillespie
Joshua Gillespie
Green Protection Services, Inc
Mary Theresa Sandercock Trust Dated 2/28/1979
Martin R. Sandercock Living Trust Dated 10/13/1998
Justin Neuberger
Robert Neuberger
Kamran Sadaghiani
Kamyab Sadaghiani
Joseph Spadafore
Todd Smith

The consideration given by Bookmerge for the Extreme Green shares was one (1) restricted share of Bookmerge for two (2) shares of restricted Extreme Green, pursuant to the Purchase and share Exchange Agreements that were attached to the 1/26/11 8K as Exhibit 99.1 under the Edgarized title EX-99 2 Bookmerge 8k012511ex991.htm EX-99.1.

The Employment Agreements for Richard Carter and Jospeh Spadafore are NOT related to the Purchase Agreement. The agreements are the original Employment Agremeents between Extreme Green and Richard Carter/Jospeh Spadafore. The agreements were previously disclosed in the original and modified 8-K. The agreements attached to be filed again as an exhibit.

OnNovember 29, 2010 the Board of Directors and majority of stockholders unanimously voted to proceed with the 2/1 Bookmerge for Extreme Green Stock Exhange. Written consent was obtained from all Extreme Green shareholders pursuant to the 11/29/11 Share Exchange Agrrment attached as Exhibit 99.1 as referenced above.

Statement on operations to run and merged into Bookmerge are all the operations involved in Extreme Green Technologies, Inc. to develop, market and commercialize bulk bio-diesel fuel, home bio-diesel processors and increase capacity of the related waste vegetable oil and brown grease inceptor/grease trap cleaning and collection areas of  EGT. EGT’s mission is to create awareness and provide a cost-effective, high-quality alternative diesel fuel, create “green” jobs, reduce the environmental impact of fossil fuels and diminish US reliance on foreign oil.

Upon completion of the November 29, 2010 shareholder exchange agreements between BookMerge Technology, Inc., a C Corporation, and the shareholders of Extreme Green Technologies, Inc., a C corporation, Extreme Green Technologies, Inc. was reverse merged into BookMerge Technology, Inc. The BookMerge Technology name is in the process of being changed to “Extreme Biodiesel”, the fictitious business name used by Extreme Green Technologies, Inc. The new “Extreme Biodiesel” is adopting the Tax Identification Number, fiscal year end closing date and all other characteristics of the former BookMerge Technology. Extreme Green Technologies, Inc. will cease to exist after the name change and all other governmental requirements are completed, which is anticipated in December 2011. There are no other entities or persons involved.

ITEM 3.02 RECENT SALES OF UNREGISTERED SECURITIES.

The Board of Directors approved on October 7, 2010 the Purchase Agreement between Bookmerge Technologies and Extreme Green Technologies Inc., whereas, Bookmerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of Bookmerge Technologies Inc., rule 144 restricted common stock. Bookmerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control Bookmerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under Bookmerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), Bookmerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. Bookmerge will issue 15,655,500 shares of Bookmerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of Bookmerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of Bookmerge Technologies Inc.

ITEM 5.01     CHANGE IN CONTROL OF REGISTRANT

The Board of Directors approved on October 7, 2010 the Purchase Agreement between Bookmerge Technologies and Extreme Green Technologies Inc., whereas, Bookmerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of Bookmerge Technologies Inc., rule 144 restricted common stock. Bookmerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control Bookmerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under Bookmerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), Bookmerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. Bookmerge will issue 15,655,500 shares of Bookmerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of Bookmerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of Bookmerge Technologies Inc.

Upon completion of the November 29, 2010 shareholder exchange agreements between BookMerge Technology, Inc., a C Corporation, and the shareholders of Extreme Green Technologies, Inc., a C corporation, Extreme Green Technologies, Inc. was reverse merged into BookMerge Technology, Inc. The BookMerge Technology name is in the process of being changed to “Extreme Biodiesel”, the fictitious business name used by Extreme Green Technologies, Inc. The new “Extreme Biodiesel” is adopting the Tax Identification Number, fiscal year end closing date and all other characteristics of the former BookMerge Technology. Extreme Green Technologies, Inc. will cease to exist after the name change and all other governmental requirements are completed, which is anticipated in December 2011. There are no other entities or persons involved.

ITEM 5.02.    ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS. APPOINTMENT OF
DIRECTORS & OFFICERS

On November 29, 2010, Mr. Wayne A Doss, President and CEO/Director resigned as an Officer and Director of Bookmerge Technologies Inc. to focus on other business interest.

On November 29, 2010, Ms. Nicole Anderson, Director resigned from Bookmerge Technologies Inc. to pursue other business interest.

On November 29, 2010, the Board of Directors appointed Richard B. Carter, Esq. Director of Bookmerge Technologies Inc. to the position of President and CEO and will hold the position of Chief Financial Officer. Since January, 2008, Mr. Carter, age 47,has been the CFO and General Counsel  in charge of finances, human resources, state and federal compliance permits and licenses and all other financial and legal aspects of Extreme Green Technologies Inc. (EGT). From August 2003 to January 2008, Mr. Carter developed and owned his own law firm defending corporations and high net worth individuals in lawsuits and acting as a coroporate counsel consulting for directors and officers of other companies. This law practice also culminated in the implementation of a his real estate brokerage, whereby procedures and processes were developed and initiated for the analysis of investment properties cash flow and profitability as well as purchases of commercial and residential properties. The law firm and real estate brokerage was sold to co-found the Extreme Green biodiesel refinery. Prior to owning his own firm, from Spetmeber 1998 to August 2003, Rick was a partner with a large Orange County law firm specializing in defending businesses, insurance companies and high net worth individuals in multi-million dollar businesses, contractual and tort litigated cases. Rick was in charge of the construction defect department for the five California offices of the firm and supervised the associate attorneys and staff. Rick worked his way through the ranks from administrative assistant to handling payroll, payables, billing and financial statements before becoming a law clerk, then associate attorney and eventually partner during his 17 year tenure with the law firm. None of the prior corporations or organizations were/are a parent, subsidiary or other affiliate of the registrant. Rick is a licensed Attorney at Law and Real Estate Broker with Juris Doctor and Bachelors in the Science of Law degrees along with completion of UCI Graduates classes for light construction and development financing, in addition to ongoing biodiesel, legal, real estate continuing education. Mr. Carter’s employment agreement with Extreme Green Technologies, Inc. provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days. Mr. Carter does not currently have an employment agreement with Bookmerge Technology, Inc.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, to the position of Corporate Secretary and Treasurer. Since January 2008, Mr. Spadafore has been the director and President of Extreme Green Technologies, Inc. Mr. Spadafore has been involved in the Board of Directors decisions on implementation of the business plan, the different venues for marketing and sales of biodiesel fuel and retail biodiesel processor. Mr. Spadafore has also been the officer in charge of marketing and sales of waste vegetable oil accounts involving chain restaurants, hospital, school districts, waste management companies, frozen food manufacturers and numerous companies to obtain waste vegetable oil to reduce the cost of biodiesel fuel production from waste oil and additional cash flow through the correlated grease trap business. also negotiated a deal with an existing algae oil production company that has successfully tested algae oil for use in biodiesel From March 1993 to January 2008, Mr. Spadafore was the director and President of Spadafore & Associates, Inc. with extensive experience in business and multi-million dollar real estate transactions, including development of multi-million dollar spec homes, as well as purchasing and selling commercial and residential properties for clients and himself. Mr. Spadafore was in charge of administration and finances for the company, including the handling of third party funds for real estate transactions and the day to day oversight of all operations, marketing and sales. From 1978 to 1993, Mr. Spadafore owned and operated retail liquor stores for several years while also working as a police officer and hostage negotiator for the City of Los Angeles.  None of the prior corporations or organizations were/are a parent, subsidiary or other affiliate of the registrant. Mr. Spadafore’s employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days. Mr. Spadafore does not currently have an employment agreement with Bookmerge Technology, Inc.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, 54, and Richard Carter, 47, Directors of Bookmerge Technologies Inc., to serve in the position vacated by Mr. Wayne A Doss. This appointment was also ratified by the majority shareholders of the company.  Mr. Spadafore is a graduate of Cypress College, California Diesel School as a diesel engine technician, City of Los Angeles Police Department basic and advanced post Certificates with duties during a 15 year tenure including Hostage Negotiation, among others.  Mr. Spadafore has extensive business experience and his specific knowledge of the Bio Diesel/Fuel market along with his accomplishments will enhance the company operational business and his vision of the future for the company will be an asset to the Board of Directors. Mr. Carter is a graduate of Western State University, College of Law with a Juris Doctor and Bachelor at Science of Law degrees with certifications in light real estate development and financing from the University of California, Irvine. Mr. Carter holds an Attorney at Law license from the State Bar of California and a Real Estate Broker license from the California Department of Real Estate and enjoys the same vision as Mr. Spadafore.

Richard B. Carter, Esq. has the specific business and legal experience as the acting director and CFO/General Counsel of Extreme Green Technologies, Inc. since January, 2008 for the existing biodiesel refinery and processor manufacturer (starting the current biodiesel fuel business from concept to production), as a Partner, Litigator and Administrator with a large coporate law firm, and as Owner/Director of his own law firm and real estate brokerage. All of which provide the experience, qualifications, attributes and skills necessary as a director of Bookmerge Technology. Bookmerge is a biodiesel fuel producer/blender and biodiesel processor manufacturer. From January 1, 2008 to present Mr. Carter is one of the two initial directors and officers of Extreme Green Technology. Mr. Carter was instrumental in the development and institution of the business plan and overseeing all aspects of the day to day operations of Extreme Green Technologies. As part fo that oversight, Mr. Carter is directly responsible for determining the proper location of a biodiesel refinery; negotiation, planning and insituting each level of city, state and federal compliance, licensing and permiting requirements of the biodiesel refinery. Mr. Carter has directed the acquisition and financing of all equipment to build and operate the refinery and all administration of Extreme Green Technologies, Inc. Mr. Carter also directed the implementation of all Human Resources and Safety Programs for hiring, maintaining, safety and terminating employees and independent contractors. Mr. Carter has directed with personal involvement and drafted all of the business agreements for Extreme Green Technologies. Mr. Carter has handled all legal concerns for the company and directed the scope of work and involvement of outside counsel, accountants and PCAOB auditors to conform to numerous state and federal entity mandates while performing on furtherance of the business plan.

Mr. Carters prior experience in directing companies including being a partner in one of the largest Law Firms in Orange County California from January, 1998 through August, 2004 including the oversight of client trust accounts, drafting and implementation of firms business plans, coordination and oversight of multiple department heads, as well as direct hiring and supervision of employees, for the shareholders of the law corporation. Mr. Carter was also in charge of proptecting the law firm client interests in large scale class action and major castrophic injury and damages cases while performing the corporate law firm direction. Immediately prior to joining Extreme Geen Technology from August 2005 to January, 2008, Mr. Carter developed, owned and directed all business  all aspects of his own law firm and real estate brokerage, including handling client trust accounts, preparation of all business contracts, human resource issues and administration of all aspects of the law firm and brokerage.

Jospeh Spadafore has the extensive experience and qualifications as an acting director and President of Extreme Green Technologies since January 2008. Mr. Spadafore has been instrumental in the implementation of the business plan, direction and oversight of the actual building of the existing biodiesel refinery. Mr. Spadafore has been the director that has made the proposals for decisions by the Board and the officer that implemented the marketing and sales strategies for Extreme Green biodiesel fuel, sales of biodiesel processors, as well as waste vegetable oil and grease trap service accounts throughout Southern California. Prior to Extreme Green, Mr Spadafore was a director and officer of his real estate sales corporations from March, 1993 to January 2008, focusing on the building, sales and leasing of high net worth individuals commercial and residential properties. From June 1978 to March 1993,  Mr Spadafore was a Los Angeles City Police hostage negotiator and has owned several retail liquor establishments.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The Company was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities  Exchange  Act of 1934,  as amended. It is the determination of management that at the closing of the Purchase Agreement, Extreme Green became a subsidiary of the Company and the Company acquired the business and operations of Extreme Green and the Company ceased to be a “shell company”.

RISK FACTORS

The market price of biodiesel is volatile and subject to large fluctuations, which may cause our profitability or losses to fluctuate significantly.

The market price of biodiesel is volatile and subject to large fluctuations. The market price of biodiesel is dependent upon many factors, including the supply of biodiesel and the price of gasoline, which is in turn dependent upon the price of petroleum which is highly volatile and difficult to forecast. Fluctuations in the market price of biodiesel may cause our profitability or losses to fluctuate significantly.

Disruptions in biodiesel production infrastructure may adversely affect our business, results of operations and financial condition.

Our business depends on the continuing availability of rail, road, port, storage and distribution infrastructure. In particular, due to limited storage capacity at the Extreme Green and other considerations related to production efficiencies, the Extreme Green depend on just-in-time delivery of corn. The production of biodiesel also requires a significant and uninterrupted supply of other raw materials and energy, primarily water, electricity and natural gas. The prices of electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that the Extreme Green will need or may not be able to supply those resources on acceptable terms. Any disruptions in the biodiesel production infrastructure, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of corn or other raw materials and energy and may require the Extreme Green to halt production which could have a material adverse effect on our business, results of operations and financial condition.

Our Auditor has issued a going concern opinion.

Our auditor has issued a going concern opinion meaning the company is not generating adequate revenue to continue operations without additional financing.  Should such financing not be present, operations may cease.

Our Officers and Directors have voting control of the corporation.

Our Officers and Directors have voting control of 48.82% of the shares of the company.  As such minority shareholders will be unable to change management of the corporation.

We and the Extreme Green  may engage in hedging transactions and other risk mitigation strategies that could harm our results of operations.

In an attempt to partially offset the effects of volatility of biodiesel prices and vegetable oil and natural gas costs, the Extreme Green may enter into contracts to fix the price of a portion of their biodiesel production or purchase a portion of their vegetable oil or natural gas requirements on a forward basis. In addition, we may engage in other hedging transactions involving exchange-traded futures contracts for vegetable oil, natural gas and unleaded gasoline from time to time. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to sell sufficient products to use all of the vegetable oil and natural gas for which forward commitments have been made.  We may also engage in hedging transactions involving interest rate swaps related to our debt financing activities, the financial statement impact of which is dependent upon, among other things, fluctuations in prevailing interest rates. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices paid or received by us.  As a result, our results of operations and financial position may be adversely affected by fluctuations in the price of vegetable oil, natural gas, biodiesel, unleaded gasoline and prevailing interest rates. There are no agreements in place or planned to acquire or hedge raw materials other than purchasing oil in the commodities market as needed in additional to ongoing waste vegetable oil collections efforts.

Operational difficulties at the Extreme Green could negatively impact sales volumes and could cause us to incur substantial losses.

Operations at the Extreme Green are subject to labor disruptions, unscheduled downtimes and other operational hazards inherent in the biodiesel production industry, including equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Insurance obtained by the Extreme Green may not be adequate to fully cover the potential operational hazards described above or the Extreme Green may not be able to renew this insurance on commercially reasonable terms or at all.

Moreover, the production facilities at the Extreme Green may not operate as planned or expected. All of these facilities are designed to operate at or above a specified production capacity. The operation of these facilities is and will be, however, subject to various uncertainties. As a result, these facilities may not produce biodiesel and its co-products at expected levels. In the event any of these facilities do not run at their expected capacity levels, our business, results of operations and financial condition may be materially and adversely affected.

The biodiesel production and marketing industry is extremely competitive. Many of the significant competitors of the Extreme Green have greater production and financial resources than Extreme does and one or more of these competitors could use their greater resources to gain market share at the expense of Extreme.

The biodiesel production and marketing industry is extremely competitive. Many of Extreme’s and our significant competitors in the biodiesel production and marketing industry, including Cargill, ADM, Valero, Imperial Western Products and Green Plains Renewable Energy, among others emerging and/or re-emerging into the market have substantially greater production and/or financial resources than we do. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than Extreme or we could. Successful competition will require a continued high level of investment in marketing and customer service and support. Extreme’s and our limited resources relative to many significant competitors may cause Extreme to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce Extreme’s and our competitiveness and cause a decline in market share, sales and profitability. Even if sufficient funds are available, we and Extreme may not be able to make the modifications and improvements necessary to compete successfully.

We and Extreme also face increasing competition from international suppliers. Currently, international suppliers produce biodiesel primarily from sugar cane and have cost structures that are generally substantially lower than the cost structures of the Extreme Green. Any increase in domestic or foreign competition could cause the Extreme Green to reduce their prices and take other steps to compete effectively, which could adversely affect their and our results of operations and financial condition.

In addition, some of Extreme’s and our suppliers are potential competitors and, especially if the price of biodiesel reaches historically high levels, they may seek to capture additional profits by circumventing our marketing services in favor of selling directly to our customers. If one or more of our major suppliers, or numerous smaller suppliers, circumvent our marketing services, our sales and profitability may decline.

The high concentration of our sales within the biodiesel marketing and production industry could result in a significant reduction in sales and negatively affect our profitability if demand for biodiesel declines.

We expect to be completely focused on the marketing and production of biodiesel and its co-products for the foreseeable future. We may be unable to shift our business focus away from the marketing and production of biodiesel to other renewable fuels or competing products. Accordingly, an industry shift away from biodiesel or the emergence of new competing products may reduce the demand for biodiesel. A downturn in the demand for biodiesel would likely materially and adversely affect our sales and profitability.

The volatility in the financial and commodities markets and sustained weakening of the economy could further significantly impact our business and financial condition and may limit our ability to raise additional capital.

As widely reported, financial markets in the United States and the rest of the world have experienced extreme disruption, including, among other things, extreme volatility in securities and commodities prices, as well as severely diminished liquidity and credit availability. As a result, we believe that our ability to access capital markets and raise funds required for our operations is severely restricted at a time when we need to do so, which continues to have a material adverse effect on our ability to meet our current and future funding requirements and on our ability to react to changing economic and business conditions. Significant declines in the price of crude oil have resulted in reduced demand for our products. We are not able to predict the duration or severity of any current or future disruption in financial markets, fluctuations in the price of crude oil or other adverse economic conditions in the United States. However, if economic conditions worsen, it is likely that these factors would have a further adverse effect on our results of operations and future prospects and may limit our ability to raise additional capital.

In addition to the biodiesel produced by the Extreme Green, we also depend on a small number of third-party suppliers for a significant portion of the total amount of biodiesel that we sell. If any of these suppliers does not continue to supply us with biodiesel in adequate amounts, we may be unable to satisfy the demands of our customers and our sales, profitability and relationships with our customers will be adversely affected.

In addition to the biodiesel produced by the Extreme Green, we also depend on a small number of third-party suppliers for a significant portion of the biodiesel that we sell. We expect to continue to depend for the foreseeable future upon a small number of third-party suppliers for a significant portion of the total amount of the biodiesel that we sell. Our third-party suppliers are primarily located in the local Southern California market and Midwestern United States. The delivery of biodiesel from these suppliers is therefore subject to delays resulting from inclement weather and other conditions. If any of these suppliers is unable or declines for any reason to continue to supply us with biodiesel in adequate amounts, we may be unable to replace that supplier and source other supplies of biodiesel in a timely manner, or at all, to satisfy the demands of our customers. If this occurs, our sales, profitability and our relationships with our customers will be adversely affected.

We and Extreme may be adversely affected by environmental, health and safety laws, regulations and liabilities.

We and Extreme are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees and the employees of the Extreme Green. In addition, some of these laws and regulations require the Extreme Green to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. In addition, we have made, and expect to make, significant capital expenditures on an ongoing basis to comply with increasingly stringent environmental laws, regulations and permits.

We and Extreme may be liable for the investigation and cleanup of environmental contamination at each of the properties that Extreme owns or that we operate and at off-site locations where we arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require us to expend significant amounts for investigation, cleanup or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make significant additional expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at the Extreme Green. Present and future environmental laws and regulations (and interpretations thereof) applicable to Extreme’s and our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial condition.

The hazards and risks associated with producing and transporting our products (including fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our results of operations and financial condition.

If we are unable to attract and retain key personnel, our ability to operate effectively may be impaired.

Our ability to operate our business and implement strategies depends, in part, on the efforts of our executive officers and other key employees. Our future success will depend on, among other factors, our ability to attract and retain our current key personnel and qualified future key personnel, particularly executive management.  Failure to attract or retain qualified key personnel could have a material adverse effect on our business and results of operations.

We depend on a small number of customers for the majority of our sales. A reduction in business from any of these customers could cause a significant decline in our overall sales and profitability.

The majority of our sales are generated from a small number of customers. During each of 2009 and 2008, sales to our two largest customers, each of whom accounted for 10% or more of total net sales, represented an aggregate of approximately 32% of our total net sales for those years. We expect that we will continue to depend for the foreseeable future upon a small number of customers for a significant portion of our sales. Our agreements with these customers generally do not require them to purchase any specified amount of biodiesel or dollar amount of sales or to make any purchases whatsoever. Therefore, in any future period, our sales generated from these customers, individually or in the aggregate, may not equal or exceed historical levels. If sales to any of these customers cease or decline, we may be unable to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our overall sales and profitability.

Our lack of long-term biodiesel orders and commitments by our customers could lead to a rapid decline in our sales and profitability.

We cannot rely on long-term biodiesel orders or commitments by our customers for protection from the negative financial effects of a decline in the demand for biodiesel or a decline in the demand for our marketing services. The limited certainty of biodiesel orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because we depend on a small number of customers for a significant portion of our sales, the magnitude of the ramifications of these risks is greater than if our sales were less concentrated. As a result of our lack of long-term biodiesel orders and commitments, we may experience a rapid decline in our sales and profitability.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance.

The company intends to remain a fully reporting company and to be eligible for quotation on the OTCBB. To be eligible to remain on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Market Price of and Dividends on the Registrant's Common Equity

The Company began trading on May 17, 2010.

	High	Low
Quarter ended June 2010	0.51	0.11
Quarter ended Sept. 30, 2010	0.26	0.05
Quarter ended Dec. 31, 2010	0.50	0.03
Quarter ended March 31, 2011	0.18	0.08
Quarter ended June 30, 2011	0.22	0.06

The Company had approximately 102 shareholders of record as of July 31, 2011. The Company trades on the Pink sheets. The Company has never declared any dividends and has no intention to do so in the future. The Company has no authorized stock issuance or equity compensation plans.

There have been no transactions with related persons, other than the share acquisitions as described below, during the last fiscal year.

Related Stockholder Matters and Certain Relationships and Related Transactions

The Board of Directors approved on October 7, 2010 the Purchase Agreement between Bookmerge Technologies and Extreme Green Technologies Inc., whereas, Bookmerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of Bookmerge Technologies Inc., rule 144 restricted common stock. Bookmerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control Bookmerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under Bookmerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), Bookmerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. Bookmerge will issue 15,655,500 shares of Bookmerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of Bookmerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of Bookmerge Technologies Inc.

BUSINESS

General Development of Business

Bookmerge Technologies Inc. was a development stage company that was incorporated on February 28, 2008, in the state of Nevada. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. The fiscal year end is June 30. Since becoming incorporated through October 10, 2010, Bookmerge Technologies Inc. had not made any significant purchase or sale of assets, nor been involved in any mergers, acquisitions or consolidations and the Company, owned no subsidiaries or had revenues from operations since its inception and/or any interim period through October 10, 2010.

On October 11, 2010 Bookmerge Technologies Inc. signed an agreement to acquire 51% controlling interest in Extreme Green Technologies, Inc. dba Extreme Biodiesel (EGT) from Green Protection Services, Inc. The Board of Directors approved on October 7, 2010 the Purchase Agreement between Bookmerge Technologies and Extreme Green Technologies Inc., whereas, Bookmerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of Bookmerge Technologies Inc., rule 144 restricted common stock. Bookmerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control Bookmerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under Bookmerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010 agreement. As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), Bookmerge Technologies Inc. is acquiring the remaining 49 percent of Extreme Green Technologies Inc. Bookmerge will issue 15,655,500 shares of Bookmerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of Bookmerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of Bookmerge Technologies Inc.

Upon completion of the November 29, 2010 shareholder exchange agreements between BookMerge Technology, Inc., a C Corporation, and the shareholders of Extreme Green Technologies, Inc., a C corporation, Extreme Green Technologies, Inc. was reverse merged into BookMerge Technology, Inc. The BookMerge Technology name is in the process of being changed to “Extreme Biodiesel”, the fictitious business name used by Extreme Green Technologies, Inc. The new “Extreme Biodiesel” is adopting the Tax Identification Number, fiscal year end closing date and all other characteristics of the former BookMerge Technology. Extreme Green Technologies, Inc. will cease to exist after the name change and all other governmental requirements are completed, which is anticipated in December 2011. There are no other entities or persons involved.

On November 29, 2010, Mr. Wayne A Doss, President and CEO/Director and  Nicole Anderson, Director resigned as an Officer and Directors of Bookmerge Technologies Inc. to focus on other business interests. On November 29, 2010, the Board of Directors appointed Richard B. Carter, Esq. Director to the position of President and CEO and will hold the position of Chief Financial Officer, and Joseph Spadafore as Director and Secretary and Director of Bookmerge Technologies Inc. Mr. Carter and Mr. Spadafore and Officers and Directors of Extreme Green Technologies, Inc. dba Extreme Biodiesel since its inception and will handle Director and Officer responsibilities for both companies.

Narrative Description of the Business

Extreme Green Technologies, Inc. operation is to develop, market and commercialize bulk bio-diesel fuel, home bio-diesel processors and increase capacity of the related waste vegetable oil and brown grease inceptor/grease trap cleaning and collection areas of EGT. EGT's mission is to create awareness and provide a cost-effective, high-quality alternative diesel fuel, create "green" jobs, reduce the environmental impact of fossil fuels and diminish US reliance on foreign oil.

With the closing of the acquisition Bookmerge plans to secure sufficient capital to fund the operation of Extreme Biodiesel. Bookmerge plans to raise additional capital up to $2,000,000 by offering 144 restricted stock for sale to qualified investors. These restricted shares may be offered at a discount up to 50% of the free-trading share price based on a preceding 10-day average. Equite Lines of Credit secured by restricted shares may also be considered but there are no Equity LOC currently being considered. EGT will remain a subsidiary of Bookmerge ..

Extreme Green Technologies, Inc. dba Extreme Biodiesel (EGT) was formed on October 19, 2007 as a Nevada corporation qualified to do business in California. EGT was formed to develop market and commercialize bulk bio-diesel fuel, personal biodiesel processors and related products.

EGT’s mission is to satisfy the biodiesel demand and eliminate US reliance on foreign oil, reduce the environmental impact of fossil fuels, avoid petroleum price volatility, create “green” jobs, reduce transportation costs for goods, and help create a self-sustaining fuel system in the USA.

EGT leased its current facility on February 15, 2008. The current facility was designed, built, licensed and permitted in Corona, CA. Operation of the refinery began December, 2009. The current refinery is currently in operating and producing 6,000 gallons of toll processed waste vegetable oil per week, as set forth above. Upon completion of the toll processing obligation April 30, 2011, the refinery will return to processing waste vegetable oil into biodiesel, The refinery is now capable of producing up to 4,000 gallons of biodiesel per day. Acquisition of additional waste vegetable oil feed stock is currently being researched and negotiated at lower price to reach full capacity. As demand for biodiesel grows, the plant is expandable to 20,000 gallons per day of bio-diesel fuel from virgin and waste vegetable oil. EGT has completed IRS Fuel Tax registration requirements for fuel tax credits and rebates, obtained the difficult State of California Developmental Fuel Variance License, State of California Board of Equalization excise tax registration, State of California Department of Food and Agriculture Rendering and Transportation licenses along with city permitting and licensing for the large refinery and home processor sales. Final EPA RFS II registration for ASTM Certification is pending. The company currently employs five employees and two independent contractors.

EGT currently has an existing fully licensed and permitted bio-diesel production facility in Corona, CA capable of producing up to 4,000 gallons and is plant is expandable to 20,000 gallons per day of bio-diesel fuel from virgin and waste vegetable oil. EGT has completed IRS Fuel Tax registration requirements for fuel tax credits and rebates, obtained the difficult State of California Developmental Fuel Variance License, State of California Board of Equalization excise tax registration, State of California Department of Food and Agriculture Rendering and Transportation licenses along with city permitting and licensing for the large refinery and home processor sales. Final EPA RFS II registration for ASTM Certification is pending. The company currently employs five employees and two independent contractors.

The principal products and services of the company current business consists of production of biodiesel fuel, toll processing of waste vegetable oil for another refinery,  manufacture of biodiesel personal processors, and grease trap service. Since Bookmerge Technology acquired Extreme Green November 29, 2010, the company has produced and sold 4,296 gallons of biodiesel in California to it State approved Co-operative, including off-road contractors, trucking companies and individuals. Based on recent increases in the price of waste vegetable oil, the company has temporarily turned its efforts to toll processing of waste vegetable oil for an out of the area biodiesel producer. Extreme is one of the few biodiesel companies capable of taking previously unusable waste vegetable oil and reducing the Free Fatty Acid (FFA”) and Moisture, Insoluable and Unsaponfiable (“MIU”) to levels that allow the oil to be turned into biodiesel fuel. The company has toll processed 13,332 gallons of waste vegetable oil with commitments for another 42,000 through April 30, 2011. Personal processor sales have consisted of a total five units sold at total retail price of $36,595, with an average price of $7,273.75, to businesses and individuals in Texas, Montana and California. The recently started grease trap service has had three sales for an average cost of $255 with the collection of 200 gallons of waste vegetable oil with the grease trap service.

The corporate structure for Bookmerge Technology shall not change with the Bookmerge acquisition of 100% of Extreme Green Technologies, Inc.

Products/Profit Centers

Here are the products and profit centers for EGT:

•

Biodiesel fuel – Capable of producing 700,000 - 7,000,000 gallons of biodiesel per year at diesel #2 market price for virtually any diesel engine without modification.

•

Home Processors – Four models of the “Extreme Extractor” that makes 40 - 600 gallons of biodiesel fuel per day at a cost of $1.00 per gallon. It currently markets five different “Extreme Extractor” personal bio-diesel processors through its website ( www.ExtremeBiodiesel.com ), Diesel World Magazine , trade shows   and periodic television shows (such “Extreme 4x4”).The new “Extreme Green Machine” travel version to be introduced Summer 2011. Over 300 units have been sold.

•

Glycerin – The only waste product from production of biodiesel sold for approximately 35 cents/gallon without treatment. Higher prices for treated glycerin.

•

Grease Trap/Waste Vegetable Oil Collection – EGT has recently acquired two vehicles: a 5-Ton Kenwwoth Diesel Industrial Vaccuum Pump Truck with a 2100 gallon tank capacity for the purpose of cleaning rsturant and food manufacturer grease trap for an average $300 fee and additional collection of waste vegetable oil from those locations at a 50% less cost than purchasing waste vegetable oil on the market to reduce the cost of purchase of raw materials and dependence on market pricing.  The company also purchased a Cumming 350, dual rear axel, Peterbilt Semi tractor to haul up to 50,000 pounds of waste vegetable oil and/or biodiesel fuel, as well as box trailers for unit deliveries, in order to reduce the cost of transportation and provide better service in having a large transportation vehicle available at all times.

•

IRS Credit/Rebate – IRS Registration completed and pending EPA certification for the $1.00 tax credit/rebate (which may include a 24.4 cent tax credit [eliminating tax liability] and 75.6 cent rebate [cash back]) for every gallon of biodiesel produced. The tax credit/rebate that expired in 2009 was re-instated to retroactively apply to 2010 and extended to year end 2011.

•

EPA RIN – EPA Renewable Identification Number (RIN) provides a saleable 1.5 RIN “credit” for every gallon of biodiesel produced. A RIN is worth 43 cents (12/17/10). so each gallon of biodiesel is worth another 30 cents. EGT is currently completing the EPA Renewable Fuel Standard II requirements for RINS.

•

Accessories – Numerous products to support home processor customers and provide additional sales. Raw vegetable oil barrel exchange program forthcoming.

•

BTU Boost – Adds 10% more power and 2-3 MPG on average to biodiesel. Testing in progress and introduction expected Summer 2012.

•

Cold Weather Enhancer – Prevents clouding in cold-weather climates to -36 degrees. Testing in progress and introduction expected Summer 2012.

Bulk Biodiesel

The principal product produced and/or blended by EGT is biodiesel fuel. Biodiesel is diesel fuel made from plant and vegetable oils that can be used in most any diesel engine without modification, such

Biodiesel is the name of a clean burning alternative fuel, produced from domestic, renewable resources such as plant and vegetable oil. Biodiesel contains no petroleum, but it can be blended at any level with petroleum diesel to create a biodiesel blend. It can be used in most any compression-ignition (diesel) engine as trucks, passenger vehicles, trains, boats, bull dozers, graders and other on and off-road equipment with no modifications. Biodiesel is simple to use, biodegradable, nontoxic, and essentially free of sulfur and aromatics.

Our vision is to have at least 12 Refineries dotted throughout the California Transportation Corridor pumping out 240,000 gallons of biodiesel fuel a day. This huge volume will work in conjunction with local petroleum diesel refineries and distributors such as Exxon, BP (Arco), Chevron and independent fuel producers like Dewitt, Valero, SpeedyMart and Alliance to blend with petroleum diesel in the existing infrastructure for all diesel fueling stations for trucking companies, municipal vehicles, trains, boats, graders, agricultural equipment, generators and every type of diesel motor in existence.

We can see plants in Long Beach, San Pedro, Torrance, Huntington Beach and San Diego to service the local refineries and fuel distributors for the harbors, military, port authority, independent and fleet truckers, and trains, transporting the tens of millions of goods that enter the US and are distributed to each city and town throughout the western United States each year. We also see plants in the City of Commerce, Corona, Fontana, Victorville, servicing the major transportation fleets like Federal Express, UPS, US Express and large companies like Monster and Veg Fresh that transport additional goods through the Los Angeles, Long Beach and Ontario airports. In addition, all of these local distributors service all the groceries stores, malls, chain restaurants, convenience stores and a myriad of local businesses.

We also see all of the local municipalities running on at least 20% biodiesel for all municipal vehicles, similar to what the City of San Francisco has already implemented. We see additional plants in the cities of Stanton, Los Angeles and Riverside and counties such as Shasta County to comply with mandatory emission reduction requirements imposed by the State. We also eventually see the State of California starting with a minimum requirement of 2% - 5% biodiesel in all diesel fuel in all refueling stations, like 20 other states have already implemented.

The most recent developments affecting the business is the re-institution of the IRS $1.00 per gallon Biodiesel blend tax credit/rebate that expired on December 31, 2009. The tax credit/rebate is retroactively applied to the fiscal year 2010 and continued through the end of 2011 as part of the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, enacted December 17, 2010.

Home Processors

Home Processors – Four models of the “Extreme Extractor” that makes 40 - 600 gallons of biodiesel fuel per day at a cost of $1.00 per gallon. It currently markets five different “Extreme Extractor” personal bio-diesel processors through its website ( www.ExtremeBiodiesel.com ), Diesel World Magazine , trade shows   and periodic television shows (such “Extreme 4x4”).The new “Extreme Green Machine” travel version to be introduced Summer 2011. Over 300 units have been sold. All units are sold on terms of 50% down payment before construction and 50% payment due upon delivery. Prior to Extreme Green acquiring Extreme Biodiesel January 1, 2008, processor units sales were as follows: In 2004, 27 units were sold at an average price of $3,298; In 2005, 36 units were sold at an average price of $3,349; In 2006, 57 units sold at an average price of $3,415; In 2007, 72 units were sold at an average price of $3717. In 2008, 110 units were sold at an average price of $6,349. Due to the issues with the economy and very low diesel fuel prices, in 2009 6 units were sold at an average price of $5265, In 2010, 4 units were sold at an average price of $8699. As of March 15, 2011, 5 units have been sold at an average price of $7,273.

EGT has already sold over 300 biodiesel home processor units that make between 40 – 300 gallons a day throughout the US, Canada and South Africa. The processors may be viewed at www.ExtremeBiodiesel.com.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not yet have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Richard B. Carter, Esq.	47	President, CEO, and Director	2010-Current
Joe Spadafore	56	Secretary, Treasurer and Director	2010-Current

On November 29, 2010, the Board of Directors appointed Richard B. Carter, Esq. Director of Bookmerge Technologies Inc. to the position of President and CEO and will hold the position of Chief Financial Officer. Mr. Carter, age 47, in charge of finances, human resources, state and federal compliance permits and licenses and all other financial and legal aspects of Extreme Green Technologies Inc. (EGT). Mr. Carter owned his own law firm and real estate sales/consulting group for several years and sold the practice to co-found EGT. Prior to owning his own firm, Rick was a partner with a large Orange County law firm specializing in defending businesses, insurance companies and high net worth individuals in multi-million dollar businesses, contractual and tort litigated cases. Rick was in charge of the construction defect department for the five California offices of the firm and supervised the associate attorneys and staff. Rick worked his way through the ranks from administrative assistant to handling payroll, payables, billing and financial statements before becoming a law clerk, then associate attorney and eventually partner during his 17 year tenure with the law firm. Rick is a licensed Attorney at Law and Real Estate Broker with Juris Doctor and Bachelors in the Science of Law degrees along with completion of UCI Graduates classes for light construction and development financing, in addition to ongoing biodiesel, legal, real estate continuing education. Mr. Carter’s employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, to the position of Corporate Secretary and Treasurer. Joe has extensive experience in business and multi-million dollar real estate transactions. Most recently, Joe has been ranked in the top ½ percent of all Prudential California Realty agents nationwide, specializing multi-million dollar residences for over 17 years. Joe employs and supervised up to 15 agents with his wife. Joe previously owned retail liquor stores for several years while also working as a police officer and hostage negotiator for the City of Los Angeles for 15 years.  As part of his focus on ecological commercial development that enhance his real estate practice, Mr. Spadafore became disenchanted with the American dependence on foreign oil, the funding of American problems overseas and the effect on our economy.  In 2007, he decided to turn his attention to eliminating these problems and co-founded EGT. Mr. Spadafore, age 53, is in charge of marketing, sales and over-all general operations of EGT. Joe has successfully negotiated contracts with numerous restaurants and food manufacturers for the collection of waste vegetable oil and brown grease interceptor/grease trap services. The brown grease interceptor/trap business provides EGT with additional cash flow and additional waste oil accounts. Joe has also negotiated a deal with an existing algae oil production company that has successfully tested algae oil for use in biodiesel. Mr. Spadafore’s employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days.

On November 29, 2010, the Board of Directors appointed Joe Spadafore, 54, and Richard Carter, 47, Directors of Bookmerge Technologies Inc., to serve in the position vacated by Mr. Wayne A Doss. This appointment was also ratified by the majority shareholders of the company.  Mr. Spadafore is a graduate of Cypress College, California Diesel School as a diesel engine technician, City of Los Angeles Police Department basic and advanced post Certificates with duties during a 15 year tenure including Hostage Negotiation, among others.  Mr. Spadafore has extensive business experience and his specific knowledge of the Bio Diesel/Fuel market along with his accomplishments will enhance the company operational business and his vision of the future for the company will be an asset to the Board of Directors. Mr. Carter is a graduate of Western State University, College of Law with a Juris Doctor and Bachelor at Science of Law degrees with certifications in light real estate development and financing from the University of California, Irvine. Mr. Carter holds an Attorney at Law license from the State Bar of California and a Real Estate Broker license from the California Department of Real Estate and enjoys the same vision as Mr. Spadafore.

MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operation

The Board of Directors approved on October 7, 2010 the Purchase Agreement between Bookmerge Technologies and Extreme Green Technologies Inc., whereas, Bookmerge Technologies Inc., will acquire 51% of the issued and outstanding Common Stock of Extreme Green Technologies, Inc. (EGT) currently representing thirty two million five hundred eighty nine thousand (32,589,000) shares held by Green Protective Services, Inc. (GPS), and (GSP) shareholders will exchange 51% of their shares of common stock; one share of Extreme Green Technologies, Inc. (EGT) for .5 shares of Bookmerge Technologies Inc., rule 144 restricted common stock. Bookmerge Technologies Inc. will and has the authority to issue sixteen million two hundred ninety five (16,295,000) shares of common stock to complete this share exchange. Upon obtaining the 51% majority control Bookmerge Technologies Inc. plans to take operational control of Extreme Green Technologies Inc., dba Extreme Biodiesel via shareholder approval and operate the company under Bookmerge Technologies Inc. Managerial control.

On November 29, 2010, the company concluded the share exchange agreement as announced in the October 7, 2010.  As a result of extending the same terms and conditions to the minority shareholders of Extreme Green Technologies, Inc. (EGT), Bookmerge Technologies Inc. acquired 49 percent of Extreme Green Technologies Inc. Bookmerge will issue 15,655,500 shares of Bookmerge rule-144 restricted common stock to complete the share exchange, and as a result the total shares issued and outstanding of Bookmerge will increase to 95,746,000 and the shareholders of Extreme Green Technologies Inc. (including the shares held by Green Protective Services, Inc. (GPS), will represent 33.37 percent of Bookmerge Technologies Inc.

Statement on operations to run and merged into Bookmerge are all the operations involved in Extreme Green Technologies, Inc. to develop, market and commercialize bulk bio-diesel fuel, home bio-diesel processors and increase capacity of the related waste vegetable oil and brown grease inceptor/grease trap cleaning and collection areas of  EGT. EGT’s mission is to create awareness and provide a cost-effective, high-quality alternative diesel fuel, create “green” jobs, reduce the environmental impact of fossil fuels and diminish US reliance on foreign oil.

The Market

Biodiesel fuel is an important commodity in the world marketplace because:

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Petroleum fuel price volatility

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Biodiesel substantially reduces global warming

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Americans abhor reliance on foreign oil

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3rd world countries becoming modernized

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Fossil fuels are already in short supply

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Most goods are transported by diesel vehicles

•

Biodiesel works in the current diesel infrastructure

•

Biodiesel is on the forefront of technology

•

The biodiesel industry has grown almost 1000% in 8 years *

* Source: National Biodiesel Board (www.biodiesel.org)

The market for biodiesel fuel and fuel related products has increased in the past seven years in part due to the dramatic rise in crude oil and diesel pump prices, US foreign oil dependence, need to create jobs in the US and the environmental impact of fossil fuels. While petroleum diesel prices are anticipated to continue its long term trend of dramatic increases with the industrialization of China, India and emerging South American countries, the demand for alternative fuel is also expected to grow exponentially. An example of the growth potential is illustrated by the past demand and production of biodiesel, as estimated by the National Biodiesel Board (biodiesel.org):

2001	2002	2003	2004	2005	2006	2007	2008
5,000,000Gallons	15,000,000 Gallons	20,000,000 Gallons	25,000,000 Gallons	75,000,000 Gallons	250,000,000 Gallons	450,000,000 Gallons	750,000,000 Gallons

This historical growth is before the implementation of state laws for mandatory use of biodiesel. At least 12 states currently mandate a minimum of 2% biodiesel blended into the existing petroleum diesel infrastructure. Thirty-seven (37) other states have pending legislation that require biodiesel mixed in petroleum at 2 -5%, with increased percentages being required over time. Additional mandates for the production and use of biodiesel will grow over time. For instance, in California, in 2006 Governor Schwarzenegger issued an executive order establishing a target for California to produce and use a minimum of 20% alternative fuels by 2010, 40 percent by 2020 and 75% by 2050. The California Air Resources Board is currently finalizing standards for the state.

Currently, the City of San Francisco requires municipal vehicles to use at least 20% biodiesel and higher percentage blends as biodiesel becomes more available. The trend is expected to continue with larger metropolitan markets and filter to the outlying areas. The US Dept. of Energy publishes a good overview of the biodiesel laws and incentives for each state at www.afdc.energy.gov/afdc/fuels/biodiesel_laws.html.

Local Market

Specific to the EGT’s market, California has limited resources for mass transit and movement of goods for the 5th largest economy in the world with a population exceeding 36,553,000 (Wikipedia 2007 est.) and is estimated to be 50,000,000 by 2025.  Southern California is also the hub of the western United States shipment of goods by ship, train and truck. The majority of these vehicles are diesel powered.  With ports in San Diego, Long Beach, San Pedro and Los Angeles shipping products eastward on a 24-hour basis (7,000,000 annual deliveries from Long Beach alone), the demand for biodiesel is expected to grow dramatically.

Recently, the City of Los Angeles implemented the pending state-wide program requiring commercial diesel trucks to reduce their particulate emissions by 30%. The original plan was to require “particulate traps” be placed on the vehicles at an initial cost of $15,000 and bi-monthly maintenance of $1,500. EGT has completed testing with the Los Angeles County testing facility for the diesel truck particulate traps, where it was found that biodiesel reduces particulate emissions 56% (100% biodiesel) and 47% with a 50/50 blend with petroleum diesel. The City is currently considering a variance to the municipal code to allow those trucks that use certified fuel from certain biodiesel producers (e.g. EGT), the trucking companies may not be required to buy and maintain the particulate traps, or at minimum, reduce maintenance fees and down time to a minimum. EGT is in discussions with the head of 75 trucking companies in Los Angeles for the use of biodiesel in lieu of the particulate traps.

EGT is currently in discussions with petroleum diesel whole-sellers that blend biodiesel for retail, trucking companies, contractors (off road use). EGT will also expand the current EGT Co-op by soliciting multiple major customers through unions and trades associations in the California Transportation Corridor. EGT is also creating a relationship with a company and scheduling delivery or 3500 or 7000 gallons of biodiesel fuel on an ongoing basis to a Napa Valley affiliate to satisfy the biodiesel demand for the vineyards. EGT also recently initiated negotiations with a local FedEx distribution plant to begin trials with a few vehicles, which is expected to lead to other centers that use in excess of 1,000,000 gallons of diesel fuel per month. EGT is also in discussions with Disneyland in Anaheim, California to “toll process” Disney’s waste vegetable oil into biodiesel to be reused by the amusement park for a processing fee.

There are only two known competitors to EGT in the Southern California market. One is located approximately 200 miles away and is primarily involved in its 35 year-old cattle feed business that currently produces less than 1,000,000 gallons per year. The other is located 70 miles away and is a smaller producer from its own limited waste vegetable oil collections, but details are not readily available. Given the current demand for biodiesel and state emission standards being implemented, neither competitor is expected to be significant competitor and anticipated demand from government mandates is expected to be unfulfilled for the blended diesel fuel market, even at a minimum blend percentage.

Marketing and Sales Strategy

EGT has already retained a public relations firm to spread the word to the community regarding EGT’s progress.  EGT has been featured nationwide on the television show “Extreme 4X4” on the Spike TV network. Articles have been written about our company and products in Off-Road Adventures magazine, Diesel World magazine, The Orange County Register, Sand Addition, Coast Magazine, SEMA 2008 Green Zone and The Press Enterprise (release 2/15/09). EGT was also recently (1/09, 4/09) broadcast on the Inland Empire Business News radio show on 590AM. Additional press releases were published December 2008, January 12 & 28, 2009 and picked up by Yahoo! Finance, Trading Markets, The Earth Ties, and Market Watch. EGT will continue its television, radio, newspaper and magazine marketing efforts along with the following.

EGT currently has over 400 co-operative members that can purchase the fuel including towing companies, independent truckers, concrete pumpers and individuals. Upon completion of final analysis of the excellent testing results for particulate reduction and anticipated approval of the Los Angeles Air Quality Commission for a variance to the municipal code “particulate trap” requirements, EGT will begin marketing presentations, flyers and  internet advertising to all fleets, including:

•

Trucking trade organizations

•

Directly with Municipalities and Ports

•

Local shipping fleets

•

Graders, Contractors and Heavy Industrial

•

Amusement Parks, Universities and school buses

Research and Development

The company is currently focused on increasing capacity of its existing refinery. While capacity increases, the company will also be pursuing two new methods of conversion, one mechanical, which has already been proven, and the other chemical, which is still in testing stages. The purpose of the new technology is to increase efficiency, decrease costs, provide for the use of less expensive and more available feedstocks, and potentially convert to a renewable fuel for anticipated future governmental mandates. No funds have been expended on research and development to date and the cost over the next three years is approximately $500,000.

Liquidity and Capital Resources

At December 31, 2010 we had $52,505 in current assets compared to $82,405 at June 30, 2010.   Current liabilities at December 31, 2010 totaled $261,467 compared to $236,911 at June 30, 2010.

The Consolidated Balance Sheet ending June 30, 2009 and December 31, 2010 reflect a decrease in stockholder equity from $430,941 to $364,871 based on several factors. The decrease in Inventory was a result of increased sales of the June 2010 inventory and use of funds in the labor and Refinery modifications, resulting in a net loss of $29,900 to Current Assets. Current liabilities also increased by: Accounts Payable for the increase purchase of feedstock and supplies for increased Refinery capacity, but was offset by a reduction of credit owed to banks by settlement negotiations of most credit card debt into a long term payoff of a line of credit (5 years) and a reduction of deferred rent due to payment of past due rent and all but one payment for completion of the Long Tern Debt for the forklift lease that the company now owns.  The Consolidated Balance Sheet also reflects the additional investment capital of $213,450 for restricted shares of common stock in December 31 over June 30 which increased the outstanding shares of stock from 80,000,000 in June to 96,641,000 at a par value of $.001 as a direct result of the reverse merger of Extreme Green Technologies, Inc. dba Extreme Biodiesel into BookMerge Technology, Inc. as a public market company. Finally, there was a significant increase in accumulated depreciation of an additional $296,070 over the June period for depreciation on the completed and modified Refinery. The net result was a decrease of stockholder equity of $68,029 form June 30 to December 31, 2010.

The Consolidated Statement of Operations for the six months and three months comparisons for the audited and unaudited years 2009 and 2010, respectively, detail the increase in Loss of Revenues increase in 2010 over 2009 of $133,693 The Revenues increased $18,521 primarily in the 3 months ending December 31, 2010 and increasing the 6 month revenues ending that same period, versus the same periods in 2009 due to rising diesel fuels prices and the general public perception of a better economic environment from the recent Recession which spurred greater demand and interest for then cost-competitive biodiesel. The Costs of Sales substantially increased due to the addition on labor during the last 6 months ending December 31, 2010 to process the additional fuel demand and the increased customer interest in biodiesel processors to combat those fuel prices. Advertising and marketing expenses were increase $4,428 in the last six months ending December 31, 2010 over 2009 in order to address increased potential customer interest in biodiesel processors. Occupancy costs from past rent due from 2009 paid in the last 6 months of 2010 also increased General and Administrative expenses, as well as increased Legal fees for SEC compliance to complete the reverse merger of Extreme Green Technologies, Inc. into BookMerge Technology, Inc. to become “Extreme Biodiesel”, resulted into the increase of the net loss to Income of an additional $111,221 in December 2010 over the same period in 2009. Consulting Fees to independent contractors for 6 months ending December 31, 2010 were reduced $30,000 from 2009 due to the Refinery completion early in 2010 and additional hired employees with mechanical expertise was utilized to finalize modifications for increased production capacity and maintenance. Due to the above detailed expenses, the Company increased the Loss of Income in the loss of $306,769 in the 6 months ending December 31, 2010 over the same 6 months period ending December 31, 2009 of $173,076, which is also reflected in the Consolidated Statement of Stockholders Equity.

The Consolidated Statement of Cash Flows for December 31, 2009 and 2010, respectively reflects an increase of net loss to income of $188,722 from 2009 to 2010 reflecting additional loss of income as a primary result of extremely poor economics during the recessionary period, diesel fuel prices at approximately $2.30/gallon, (both of which severely decreased demand for biodiesel) during the first seven months of 2010, loss of the $1.00/gallon biodiesel tax credit/rebate (which was re-instated January 1, 2011). All of these factors resulted in a significant reduction in the ability of the Company to produce and sell biodiesel for a profit during the first half of 2010. The Company is also finalizing the RFSII EPA Registration of its fuel in order to obtain the EPA RIN Credit, which is sold on the open market to municipalities and business that do not comply with EPA regulations at a current value of $1.97 per gallon of biodiesel sold to end users. Furthermore, as economic confidence is returning to the general public, diesel fuel prices are up to $4.59/gallon and re-instatement of the biodiesel Tax credit/rebate which was retroactively applied to 2010, interest in biodiesel and economic viability has become more promising.

As a result of the foregoing and addition to the fact that sales are increasing and interest becoming more viable as we climb out of the ripple effect of the Recession the Company has limited liquidity and will require additional investment capital. We have been contacted by investment capital firms and individuals for the sale of restricted stock and/or loan to the company to purchase additional feedstock, marketing and operations. This investment capital is anticipated to be needed for the next six months to ramp up production and sales. In the event the Company is unable to acquire additional capital, the Company may cease to do business as a going concern. However, the Company is in a better position now to grow organically with the completed refinery, return of the Tax Credit Rebate and pending RINS credit from the EPA.

Results of Operations

For the six month period ended December 31, 2010, our revenue was $38,370 compared to $27,181 for the six month period ended Dec. 31, 2009. We have reported a net loss of $270,526 for the six month period ended December 31, 2010 compared to a net loss of $162,659 for the six month period ended Dec. 31, 2009.

The increase in revenue for the six month period ending December 2010 of 41.16% over the same period December 2009 was due to rising diesel fuels prices and the general public perception of a better economic environment from the recent Recession which spurred greater demand and interest for then cost-competitive biodiesel and therefore, the Company increased sales of fuel. The increase of the net loss increase of $107,867 in December 2010 as compared to December 2009 was due to an increase in the costs of sales for feedstock and labor ($33,661), occupancy costs for past due rent from 2009 ($62,490) and legal fees ($11,716). Otherwise, the Company increased sales and feedstock costs produced similar results from December 2009.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern. .  Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance.  The impact on the Company’s revenue’s of recognized trends and uncertain t ies in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

DESCRIPTION OF PROPERTY

EGT currently has an existing fully licensed and permitted bio-diesel production facility in Corona, CA capable of producing up to 4,000 gallons and is plant is expandable to 20,000 gallons per day of bio-diesel fuel from virgin and waste vegetable oil. EGT has completed IRS Fuel Tax registration requirements for fuel tax credits and rebates, obtained the difficult State of California Developmental Fuel Variance License, State of California Board of Equalization excise tax registration, State of California Department of Food and Agriculture Rendering and Transportation licenses along with city permitting and licensing for the large refinery and home processor sales. Final EPA RFS II registration for ASTM Certification is pending. The company currently employs five employees and two independent contractors.

LEGAL PROCEEDINGS

To the best of our knowledge, none of our officers and directors have not been convicted in a criminal proceeding.

To the best of our knowledge, none of our officers and directors have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of our knowledge, none of our officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

To the best of our knowledge, no officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

/ / /

/ / /

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Richard Carter, Esq.,	2010	44,250	-	-	-	-	-	-	44,250
President, CEO and Director	2009	-	-	-	-	-	-	-	-
Joe Spadafore	2010	44,250	-	-	-	-	-	-	44,250
	2009	-	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to the company, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

On November 29, 2010, the Board of Directors appointed Richard B. Carter, Esq. Director of Bookmerge Technologies Inc. to the position of President and CEO and will hold the position of Chief Financial Officer. Mr. Carter, age 47, in charge of finances, human resources, state and federal compliance permits and licenses and all other financial and legal aspects of Extreme Green Technologies Inc. (EGT). Mr. Carter owned his own law firm and real estate sales/consulting group for several years and sold the practice to co-found EGT. Prior to owning his own firm, Rick was a partner with a large Orange County law firm specializing in defending businesses, insurance companies and high net worth individuals in multi-million dollar businesses, contractual and tort litigated cases. Rick was in charge of the construction defect department for the five California offices of the firm and supervised the associate attorneys and staff. Rick worked his way through the ranks from administrative assistant to handling payroll, payables, billing and financial statements before becoming a law clerk, then associate attorney and eventually partner during his 17 year tenure with the law firm. Rick is a licensed Attorney at Law and Real Estate Broker with Juris Doctor and Bachelors in the Science of Law degrees along with completion of UCI Graduates classes for light construction and development financing, in addition to ongoing biodiesel, legal, real estate continuing education. Mr. Carter’s Extreme Green technologies, Inc. employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days. Mr .Carter does not currently have an employment agreement with Bookmerge ..

On November 29, 2010, the Board of Directors appointed Joe Spadafore, to the position of Corporate Secretary and Treasurer. Joe has extensive experience in business and multi-million dollar real estate transactions. Most recently, Joe has been ranked in the top ½ percent of all Prudential California Realty agents nationwide, specializing multi-million dollar residences for over 17 years. Joe employs and supervised up to 15 agents with his wife. Joe previously owned retail liquor stores for several years while also working as a police officer and hostage negotiator for the City of Los Angeles for 15 years.  As part of his focus on ecological commercial development that enhance his real estate practice, Mr. Spadafore became disenchanted with the American dependence on foreign oil, the funding of American problems overseas and the effect on our economy.  In 2007, he decided to turn his attention to eliminating these problems and co-founded EGT. Mr. Spadafore, age 53, is in charge of marketing, sales and over-all general operations of EGT. Joe has successfully negotiated contracts with numerous restaurants and food manufacturers for the collection of waste vegetable oil and brown grease interceptor/grease trap services. The brown grease interceptor/trap business provides EGT with additional cash flow and additional waste oil accounts. Joe has also negotiated a deal with an existing algae oil production company that has successfully tested algae oil for use in biodiesel. Mr. Spadafore’s Extreme Green Technologies, Inc. employment agreement provides for a seven year term for $168,000 annual salary with 3-4% annual cost of living increases; annual salary increases and stock bonuses based on company performance; stock options for 1,000,000 rule-144 restricted shares at .05¢ per share; paid medical, dental, vision and life insurance (when available), 3 weeks paid vacation, federal holidays and 5 sick days. Mr. Spadafore does not currently have an employment agreement with Bookmerge ..

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group as of the date of this prospectus.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	% of Class
Common	Richard B. Carter, Esq., President and Director*	25,008,500	24.41%
Common	Joseph Spadafore, Secretary and Director*	25,008,500	24.41%
Common	Steve Hayden*	19,501,000	19.04%
	All Directors and Officers as a group (2 persons)		48.82%

*Addresses:

Richard B. Carter, Esq. 2721 Via Vistosa, San Clemente, CA 92672

Joseph Spadafore. 20315 Avenida De Arboles, Murrieta, CA 92562

Steve Hayden. 30572 Via Bonica, Lake Elsinore, CA 92530-6968

DESCRIPTION OF PROPERTY

The Company leases its facility in Corona California. The lease amount is $9,006.00 per month and the lease is for a period of three years with a two year option at the current rate. The lease was entered into on February 15, 2008 and is currently under renewal negotiations under current market rates expected to reduce the lease amount to approximately $7,000 per month.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, par value $.001 per share.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

 Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in the Company. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of the Company.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Preferred Stock

The Company has no preferred stock authorized.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXTREME GREEN

TECHNOLOGIES INC.

AUDITED FINANCIAL STATEMENTS

For the year ended

December 31, 2010

John Kinross-Kennedy, C.P.A.

17848 Skypark Circle

Irvine, CA  92614-6401

(949) 955-2522.   Fax (949)724-3817

jkinross@zamucen.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders

Extreme Green Technologies Inc.

Corona, California

I have audited the accompanying balance sheet of Extreme Green Technologies Inc. as of December 31, 2010 and 2009 and the related statements of operations, of stockholders’ equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Extreme Green Technologies Inc. as of December 31, 2010 and 2009  and the results of its operations and its cash flows for the years then ended in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company as at December 31, 2010 had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent on the successful stimulation of sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operation.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

This opinion is reissued following revisions to the financial statements according the following:

a.

As discussed in Note 2 to the financial statements, the Company recorded a prior period adjustment to retroactively change its method of accounting from a development stage company to one in the production stage in 2008 and 2009. There was no effect on net income or net equity.

b.

As disclosed in Note 5 to the financial statements, the Company re-stated Deferred Investments to present separately Notes Payable, and re-categorized certain line items in the statement of cash flows to more clearly represent the nature of the indicated cash flows.  There was no effect on net income or net equity.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

May 25, 2011

EXTREME GREEN TECHNOLOGIES INC.
BALANCE SHEET
as at December 31, 2010 and 2009

	2010	2009
ASSETS	(Restated)	(Restated)

Current Assets
Cash and cash equivalents	$22,549	$-
Accounts Receivable	3,669	1,184
Inventory	26,287	82,735
Total Current Assets	52,505	83,919

Property plant and equipment,
net of accumulated depreciation	743,202	831,061

Other Assets
Notes Receivable	40,000	40,000
Deposits	18,036	18,036

Total Other Assets	58,036	18,036

TOTAL ASSETS	$853,743	$973,016

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Bank overdraft	-	3,857
Accounts payable and accrued expenses	$159,742	$152,256
Credit Cards	6,710	39,127
Bank Line of Credit	82,047	49,965
Deferred Rent	6,968	-
Current portion, long term debt	6,000	6,998
Total Current Liabilities	261,467	252,203

Long Term Debt

Obligation under capital lease	631	625

Other Liabilities
Notes Payable	95,000	65,000
Deferred Investments (Note 2)	107,000	-
Shareholder Loans	52,000	52,000
Total Other Liabilities	254,000	117,000

Total Liabilities	516,098	369,828

Stockholders' Equity
Common Stock, $0.001 par value, authorized
100,000,000; issued and outstanding
21,311,000 as at December 31, 2009
63,900,000 as at December 31, 2010	63,900	21,311
Additional paid-in capital	1,782,400	1,594,989
Accumulated Deficit	(1,508,655)	(1,013,112)

Total Stockholders' Equity	337,645	603,188

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$853,743	$973,016

EXTREME GREEN TECHNOLOGIES INC.
STATEMENT OF OPERATIONS
For the years ended December 31, 2010 and 2009

	2010	2009
	(Restated)	(Restated)

Revenues	$99,568	$71,100
Cost of Sales, excluding depreciation included in
Other selling, general and administrative and
expenses. Note 2.	128,682	105,737

Selling, General and Administrative Expenses
Advertising and Marketing	16,214	13,965
Occupancy Costs	130,308	108,022
Salaries and wages	142,648	51,039
Consulting	-	30,000
Legal and professional fees	24,316	13,748
Other selling, general and administrative Expenses	156,809	180,079
	470,295	396,853

Net Income before other income and expenses	(499,409)	(431,490)

Other Income and expenses
Interest income	5,137	21
Other income	-	-
Interest expense	(1,271)	(17,922)
	3,866	(17,901)

Net Income	$(495,543)	$(449,391)

Basic and dilutive earnings per share	$(0.02)	$(0.02)

Weighted average number
of shares outstanding	22,583,836	18,435,844

EXTREME GREEN TECHNOLOGIES INC.
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from January 1,2008 to December 31, 2010
			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
				(Restated)

Balances Jan. 1, 2008	6,000,000	$6,000	$14,300	$(118,993)	$(98,693)
Sep. 26, 2008-Debt
converted to stock	3,000,000	3,000	602,000	-	605,000
Sep. 26, 2008-common
stock issued for services	3,000,000	3,000	137,000	-	140,000
Sep. 26, 2008-common
stock issued for services	3,000,000	3,000	137,000	-	140,000
Oct. 31, 2008-common
stock issued for services	50,000	50	49,950	-	50,000
Nov. 4, 2008-common
stock issued for services	100,000	100	9,900	-	10,000
Nov. 14, 2008-common
stock issued for services	50,000	50	49,950	-	50,000
Nov. 14,2008-common
stock issued for services	100,000	100	9,900	-	10,000
Dec. 31, 2008-Debt con-
converted to common stock	3,000,000	3,000	547,000	-	550,000
Net loss for the year	-	-	-	(444,728)	(444,728)

Balances Dec. 31, 2008	18,300,000	18,300	1,557,000	(563,721)	1,011,579
Jan 6, 2009-common
stock issued for cash	6,000	6	5,994	-	6,000
Jan 6, 2009-common
stock issued for cash	5,000	5	4,995	-	5,000
Dec. 15, 2009-common
stock issued for services	3,000,000	3,000	27,000	-	30,000
Net loss for the year	-	-	-	(449,391)	(449,391)

Balances Dec. 31, 2009	21,311,000	21,311	1,594,989	(1,013,112)	603,188
Stock retired, swapped
for BookMerge stock	(12,100,000)	(12,100)	12,100	-	-
Stock sold for cash	8,000,000	8,000	242,000	-	250,000
Stock redemption for swap	-	-	(20,000)	-	(20,000)
Stock retired, swapped
for BookMerge stock	(8,000,000)	(8,000)	8,000	-	-
Stock issued to BookMerge
per Plan of Reorganization	54,689,000	54,689	(54,689)	-	-
Net loss for the year	-	-	-	(495,543)	(495,543)

Balances Dec. 31, 2010	63,900,000	$63,900	$1,782,400	$(1,508,655)	$337,645

EXTREME GREEN TECHNOLGIES INC.
STATEMENT OF CASH FLOWS
For the years ended December 31, 2010 and 2009

	2010	2009
	(Restated)	(Restated)
Cash Flows from Operating Activities
Net Income after taxes	$(495,543)	$(449,391)
Adjustments to reconcile net loss to net cash
used by operations:
Depreciation	99,859	91,626
Change in operating assets and liabilities:
Accounts Receivable	(2,485)	8,194
Accounts Payable and accrued expenses	7,486	84,540
Current portion long term debt	-	841
Credit Cards	(32,417)	(2,117)
Inventory	56,448	10,140
Deferred Rent	6,968	-
Note Payable	6,000	-
Construction work in process	-	6,610
Subscriptions Receivable	-	50,000
Net Cash provided by Operating Activities	(353,684)	(199,557)

Non Cash Investing and Financing Activities
Non cash issue of stock to finance services	-	30,000
Adjustments to reconcile net loss to net cash
used by non cash investing and financing activities	-	30,000

Cash Flows from Investing Activities
Purchase of Property and Equipment	(12,000)	(26,549)
Repayment/reclassification of capital lease	6	-
Proceeds of deferred investments	107,000	-
Purchase of note receivable	-	(40,000)
Collection of note receivable	-	75,000
Net Cash (used by) Investing Activities	95,006	8,451

Cash Flows from Financing Activities
Bank overdraft	(3,857)	3,857
Bank Line of Credit	32,082	91
Repayment and reclassification of long term debt	(6,998)	(6,997)
Proceeds of loan	30,000	65,000
Proceeds of stockholder loans	-	52,000
Sale of stock for cash	250,000	11,000
Purchase Treasury stock	(20,000)	-
Net Cash provided by Financing Activities	281,227	124,951

Net increase (decrease) in cash	22,549	(36,155)
Cash and cash equivalents, beginning of period	-	36,155

Cash and cash equivalents, end of period	$22,549	$-
		-
Supplemental disclosure of cash flow information
Income taxes paid	$800	$800
Interest paid	$-	$-

Extreme Green Technologies Inc.

(F.K.A. Bookmerge Technologies Inc.)

Notes to Financial Statements

For the year ended

December 31, 2010

1.

Organization and Nature of Operations

Organization

The Company was incorporated under the laws of the State of Nevada on December 23, 2003 for the purpose of developing, marketing and commercializing bio-diesel fuel, bio-diesel processors and related products. In January 2008 the name was changed from Ryan Enterprises, Inc. to Extreme Green Technologies, Inc. (“EGT”). The Company is qualified to do business in California and is “doing business as” Extreme Biodiesel.

Current Business of the Company

On January 1, 2008 EGT purchased an existing business, Extreme Biodiesel, which had, since 2004, been manufacturing home biodiesel processors. In February, 2008 EGT moved to an 11,400 square foot building at 1560 Maple Street, Corona, California to set up a licensed bio diesel refinery and factory for refining diesel oil and manufacturing bio diesel processors. A spike in fuel prices in 2008 created a demand for EGT’s processors that propelled processor sales in that year to $885,825. The refinery at the outset was able to produce 2,000 gallons per day and is being expanded.

On October 11, 2010 the Company entered into a Plan of Reorganization with Book Merge Technology, Inc, (BMT) a public Nevada shell corporation, whereby the Book Merge was to acquire a minimum of 51% controlling interest in the Company. The plan was for all EGT stockholders to swap their stock for BMT stock on a 2 for 1 basis, giving BMT control. EGT would be wound up and operations conducted under BMT. BMT would assume the name Extreme Green Technologies. The effect is a reverse merger, wherein BMT, (the shell), is the surviving company and legal acquirer whereas EGT, (the operating company), is the accounting acquirer. Operations of the entity are reported as those of EGT.

On October 11, 2010 BMT had achieved a 51% interest in the Company, gaining control. The reverse acquisition was effected on that date. The reorganization continued with stock swaps, but was not complete by December 31, 2010. As at December 31, 2010 BMT owned an 85.5853 percent controlling interest in the Company and EGT was a subsidiary of BMT.

2.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

Prior Period Adjustment

The Company reported as a Development Stage Company in 2008 and 2009. Accordingly, Net Income (Loss) in the Development Stage was reported as a separate element of Net Income (Loss), and Deficit in the Development Stage was reported as a separate element of Accumulated Deficit. However the Company was effectively in the production stage, having purchased on ongoing business on January 1, 2008. A prior period adjustment was made to change the method of accounting to a company in the production stage. The financial statements have been re-stated to disclose the effect of eliminating separate elements of net income (loss) and accumulated deficit. There was no effect on total net income and net equity in 2009 and 2010.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. FASB ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-

Level 1: Quoted prices in active markets for identical assets or liabilities

-

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has classified its assets and liabilities into these levels depending upon the data relied upon to determine the fair values. The following fair value hierarchy table represents the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical Assets	Observable Inputs	Unobservable Inputs	Balance as of December31,
	(Level 1)	(Level 2)	(Level 3)	2009
Assets
Note Receivable	$40,000	$-	$-	$40,000
Deposits	18,036	-	-	18,036
	$58,036	$-	$-	$58,036
Liabilities

Bank Line of Credit	$82,047	$-	$-	$82,047
Notes Payable	-	95,000	-	95,000
Deferred Investments	-	107,000	-	107,000
Stockholder Loans	-	52,000	-	52,000
	$82,047	$254,000	$-	$336,047

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax credit through net operating loss carryforward. However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Stock-based compensation

(FASB) ASC Topic 718, Stock Compensation (formerly FASB Statement 123R) requires generally that all equity awards granted to employees be accounted for at grant-date “fair value”. Fair value is equal to the underlying value of the stock for “full value” awards such as restricted stock and performance shares, and estimated using an option pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights. There are special provisions for nonpublic companies that are intended to ease compliance with accounting for stock compensation.

The Company was not registered as at December 31, 2009 and there is no market for its stock. Stock value based on book value or discounted net asset value is not considered reliable. The Company therefore adopted the most reliable indication of stock value during fiscal years ended December 31, 2009 and 2008: quantum meruit, i.e. the value of services rendered, based on industry average rates and services contribution.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10. This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. There was limited sales activity the 2010 fiscal year as compared to 2009 and 2008. The company experienced a loss of $495,543 in the year ended December 31, 2010, ($449,391 in 2009 and $444,728 in 2008). The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to generate bio-diesel revenue from an expanded refinery. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company was classified as a development stage company at the point when it entered the bio-diesel business with the purchase of an existing business on January 1, 2008. The Company continued to report as a development stage company through December 31, 2009. It is apparent that the Company, operating as an up and running business, was in the production stage from the outset. Accordingly, a prior period adjustment of an accounting error has been made to reclassify deficits accumulated in the development stage, in fiscal years 2008 and 2009, as pure deficits. There is no effect on the earnings or net equity of the Company. The effect of the adjustment is shown retroactively on the Statement of Changes in Equity under the Deficit column. The Stockholders’ Equity section of the balance sheet as at December 31, 2009 has been re-stated accordingly.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has potentially dilutive securities outstanding as of December 31, 2010 in the form of convertible debt. However the conversion would be anti dilutive, since the Company is in a loss position, and was therefore not considered in the calculation of earnings per share.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the years ended December 31, 2009 and 2008, respectively.

Numerator:

	2010	2009
Basic and diluted net loss per share:	$(495,543)	$(449,391)
Net Loss

Denominator
Basic and diluted weighted average
number of shares outstanding	22,583,836	18,435,844

Basic and Diluted Net Loss Per Share	(0.02)	(0.02)

Notes Receivable	2010	2009
	$40,000	$40,000

An advance of $40,000 on March 18, 2009 to Superior Service Recycling was made in a preliminary agreement to purchase Superior’s business. This business provides EGT with used vegetable oil for bio- diesel production. It is owned by Scott Brown, a stockholder and Technical Director of EGT. The Board of Directors has stated the intention of completing the transaction. The advance carries no interest or terms of repayment.

Property, Plant and Equipment
	December 31,
	2010	2009
Refinery	$857,025	$857,025
Leasehold Improvements	31,885	31,885
Vehicles	52,935	40,935
Furniture and fixtures	3,422	3,422
	945,267	933,267
Accumulated depreciation	(202,065)	(102,207)
Property, Plant and Equipment, Net	$743,202	$831,060

Depreciation Expense	$99,859	$91,626
(Included in Other General and
Administrative Expenses on the
Statement of Operations).

Property plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method with useful lives used in computing depreciation ranging from 6 to 10 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

Bank Line of Credit

2010	2009
$82,047	$49,965

The line of credit is funded by Bank of the West, carries interest at 4.75% and is payable upon demand. The interest rate is variable based on Bank of the West prime rate.

Obligation Under Capital Lease

2010	2009
$631	$625

On February 28, 2008 Wells Fargo Bank funded a three year lease for a forklift with bargain purchase clause, which was capitalized to $23,380. Monthly payments of $631.39 are required. The implicit interest rate is 12.88%.

The purchase option at the conclusion of the lease is $ 1.00. Restrictions on the lease are:

o

Keep the equipment repaired and in good working order as required by the manufacturer’s warranty.

o

Pay for all supplies and repairs.

May not transfer, sell, sublease assign, pledge, relocate, move or encumber the equipment without lessor’s consent

o

Indemnify lessor against losses and injury

o

Maintain comprehensive public liability insurance and insurance against all risks of loss or damage

o

Pay sales, use and property taxes on the equipment.

Commitment for payments over the remaining life of the lease are as follows:

2011:	631

Notes Payable

2010	2009
$95,000	$65,000

On November 11, 2009 EGT entered into a stock purchase agreement with Envirotek Inc., a Nevada holding company, which holds stock of entities engaged in alternative fuel production such as bio-diesel. Under the agreement, Envirotek was to acquire 51% of EGT stock, and to loan EGT $250,000 in stages. In November 2009 Envirotek advanced EGT $65,000 and afurther 30,000 from January 28 to March 3rd 2010 under promissory notes. The $65,000 note carries no interest, requires no payments and matures January 20, 2013. On April 26, 2010 The Board of Directors rescinded the agreement with Envirotek Inc. This effectively ended the business relationship between the two companies. Envirotek subsequently ceased operations. The advances were classified as a non current liability pending renewed communication with Envirotek.

Deferred Investments

2010	2009
$107,000	$0

On February 25, 2010 the Company signed an investment agreement with two individuals, Steve Hayden III and Steve Hayden IV, wherein they deposited $ 107,000 into the Company in return for 25% of Net Profit over 24 months beginning June 30, 2010. Net Profit was defined as fuel sales less oil, delivery and processing costs, and taxes. No such royalty payments were payable under the agreement for 2010. The minimum return over the life of the agreement was specified as $200,000, reconciled at the conclusion of the agreement.

Stockholder Loans

	2010	2009
Robert Neuberger	$2,000	$2,000
Joseph Spadafore	50,000	50,000
	$52,000	$52,000

Stockholder loans carry no interest, have no terms of repayment, and are non callable.

Repayment is discretionary. Both lenders are officers of the Company.

4.

Provision for Income Tax

No provision was made for federal income tax for the year ended December 31, 2010 and 2010, since the Company had significant net operating loss. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net operating loss carryforward for federal and state income tax purposes as of March 31, 2011 is approximately $ 1,522,000 The net operating losses will expire in 2027 through 2030 unless utilized beforehand.

The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

The Company has recorded a 100% valuation allowance for the deferred tax asset since it is “more-likely- than-not” that the deferred tax assets will not be realized.

The components of the net deferred tax asset are summarized below:

	March 31,	June 30,
	2011	2010
Tax expense (credit) at statutory rate-federal	-34%	-34%
State tax expense net of federal tax	-6%	-6%
Changes in valuation allowance	40%	40%
Tax expense at actual rate	-	-

	12/31/2010	12/31/2009
Deferred tax asset – net operating loss	$608,800	$480,800
Less valuation allowance	(608,800)	(480,800)

Net deferred tax asset	$0	$0

5.

Accounting Errors

Accounting errors occurred on the December 31, 2009 and 2010 balance sheet and statement of cash flows, in that certain items were not classified correctly according to generally accepted accounting principles. The items were re-classified and the statements restated as follows:

1.

Balance Sheet : Note Payable of $95,000 in 2010 was distributed from Deferred Investments to a separate line item to more accurately represent the nature of the notes payable.

2.

Statement of Cash Flows :

a.

Purchase of Note Receivable of $40,000 in 2009 has been re-categorized from Cash Flows from Financing Activities to Cash Flows from Investing Activities.

b.

Sale of stock for cash of $250,000 in 2010, $11,000 in 2009, have been re-categorized from Cash Flows from Investing Activities to Cash Flows from Financing Activities.

c.

Purchase of Treasury Stock of $20,000 in 2010 has been re-categorized from Cash

Flows from Investing Activities to Cash Flows from Financing Activities.

d.

Stock issued for services of $30,000 in 2009 was re-categorized from Cash Flows from Operating Activities to Cash Flows from Financing Activities.

The effect of the items on earnings and net equity is:

Effect on

Earnings and

Item

As Originally Reported

As Restated

Net Equity

Balance Sheet

Note Payable

Integral with Deferred

Note Payable

$95,000 (2010)

Investments $202,000

$95,000 (2010)

Nil

Statement of Cash Flows

a. Purchase of Note

Cash flows from

Cash slows from

Receivable

Financing Activities

Investing Activities

$40,000 (2009)

 $40,000 (2009)

$40,000 (2009)

Nil

b. Sale of stock for cash:

 Cash flows from

Cash flows from

Investing Activities

 Financing Activities

$250,000 (2010)

 $250,000 (2010)

$250,000 (2010)

Nil

$ 11,000 (2009)

 $ 11,000 (2009)

$ 11,000 (2009)

Nil

c. Treasury Stock $20,000

$20,000 Investing

$20,000 Financing

(2020)

Activities (2010)

 Activities (2020)

Nil

d. Stock issued for

$30,000 Operating

$30,000 Financing

Services $30,000 (2009)

 Activities (2009)

Activities (2009)

Nil

Total effect on earnings and Net Equity, 2009, 2010

Nil

6.

Capital Structure

On October 19, 2007 the Company filed amended Articles of Incorporation with the Secretary of State of Nevada to increase the authorized number of common shares to 490,000,000 of par value $0.001, and 10,000,000 shares of preferred stock of par value $0.001.

On December 31, 2007 the Company issued 6,000,000 shares of common stock for services. An expense of $20,000 was recorded, based on the fair value of services rendered.

On September 26, 2008 the Company issued 3,000,000 shares of common stock in stock in retirement of debt of $605,000.

On September 26, 2008 the Company issued 6,000,000 shares of common stock for services. An expense of $280,000 was recorded, based on the fair value of services rendered.

On October 31, 2008 the Company sold 50,000 shares for cash, at $1.00 per share, realizing $50,000.

On November 4, 2009, the Company issued 100,000 shares of common stock for services. An expense of $50,000 was recorded, based on the fair value of services rendered.

On November 14, 2008 the Company sold 50,000 shares for cash, at $1.00 per share, realizing$50,000.

On November 14, 2009, the Company issued 100,000 shares of common stock for services. An expense of $50,000 was recorded, based on the fair value of services rendered.

On December 18, 2008 Company amended its Articles of Incorporation to reduce the number of authorized common shares to 100,000,000, and to cancel the authorization for preferred stock.

On December 31, 2008, the Company issued 3,000,000 shares of common stock in retirement of debt of $550,000.

On January 6, 2009 the Company sold 11,000 shares of common stock for cash at $1.00 per share, realizing $11,000.

On December 15, 2009, the Company issued 3,000,000 shares of common stock at $1.00 per share for services. An expense of 30,000 was recorded, based on the fair market value of services rendered.

On December 20, 2010, the Company sold 8,000,000 shares for cash, realizing $250,000. This was offset by a $20,000 payment to a stockholder for inducement to swap stock with Book Merge, Inc.

On December 20, 2010, 8,000,000 shares were retired and swapped by the stockholders for shares of Book Merge, Inc., on a 2 for 1 basis.

Between November 29 and December 20, 2010, 12,100,000 shares were retired and swapped by stockholders for shares of Book Merge, Inc. on a 2 for 1 basis.

Between November 29 and December 20, 2010, 54,689,000 shares were issued to Book Merge, Inc. pursuant to a plan of reorganization.

As at December 31, 2010, the Company was authorized to issue 100,000,000 shares of $0.001 par value common stock, of which 63,900,000 shares were issued and outstanding , (21,311,000 shares as at December 31, 2009).

7.

Commitments and Contingencies

The Company entered into a three year lease for an office and manufacturing building in Corona, California on February 15, 2008 at the rate of $8,050 per month. Lease commitments over the life of the lease are:

2011  $ 12,075

8.

Legal Proceedings

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation or is involved either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors

9.

Subsequent Events

Events subsequent to December 31, 2010 have been evaluated through June 4, 2011, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.

The Company completed the stock swap related to the reorganization agreement with BookMerge Technologies Inc. on March 31, 2011. Management found no other subsequent events to be disclosed.

EXTREME GREEN TECHNOLOGIES INC.

PRO FORMA FINANCIAL STATEMENTS

Pro Forma financial statements are presented for the six months ended December 31, 2010. The statements indicate the effect of the merger as if it had occurred at the beginning of the fiscal year, June 30, 2010

On October 11, 2010 the Company, as Book Merge Technology, Inc (BMT) entered into a plan of reorganization with Extreme Green Technologies Inc. (EGT), a private California corporation. The plan was for EGT stockholders to swap their stock for BMT stock on a 2 for 1 basis, (2 EGT shares for 1 BMT share), giving BMT control. EGT was to be wound up and operations conducted under BMT. BMT would be renamed Extreme Green Technologies. The effect was to be a reverse merger, wherein BMT (the former shell) would be the surviving company and legal acquirer whereas EGT, the operating company, would be the accounting acquirer.

The stock swap commenced in 2010 and BMT gained control October 11, 2010, the date the reverse merger was effected. The stock swap was completed by March 31, 2011. BMT changed its name to Extreme Green Technologies Inc.

The June 30, 2010 financial statements of BMT indicated a net asset deficit of (72,068). None of the associated assets and liabilities inured to the combined entity, which explains the zero balances in BMT at December 31, 2010.

EXTREME GREEN TECHNOLOGIES INC.
PRO FORMA BALANCE SHEET
as at December 31, 2010

		Extreme				Pro Forma
	BookMerge	Green		Pro Forma		Balance
	Technologies	Technologies		Adjustments		Sheet

ASSETS
Current Assets
Cash and cash equivalents	$-	$22,549				$22,549
Accounts Receivable	-	3,669				3,669
Inventory	-	26,287				26,287
						52,505

Property plant and equipment,
Net of accumulated depreciation	-	743,202				743,202

Other Assets
Notes Receivable	-	40,000				40,000
Deposits	-	18,036				18,036

						58,036

TOTAL ASSETS	$-	$853,743				$853,743

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accruals	$-	$159,742				$159,742
Credit Cards	-	6,710				6,710
Bank Line of Credit	-	82,047				82,047
Deferred Rent	-	6,968				6,968
Current portion, long term debt	-	6,000				6,000
Total Current Liabilities	-	261,467				261,467

Long Term Debt
Obligation under capital lease	-	631				631
Other Liabilities
Deferred Investments	-	202,000				202,000
Shareholder Loans	-	52,000				52,000
Total Other Liabilities	-	254,000				254,000

Total Liabilities	-	516,098				516,098

Stockholders' Equity

Common Stock	96,641	63,900	1	(63,900)	1	96,641
Additional paid-in capital	113,084	1,782,400	3	(145,825)	2	1,749,659
Deficit	(209,725)	(1,508,655)	2	209,725	3	(1,508,655)

Total Stockholders' Equity	-	337,645		-		337,645

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$-	$853,743		-		$853,743

EXTREME GREEN TECHNOLOGIES INC.
PRO FORMA STATEMENT OF OPERATIONS
for the six months ended December 31, 2010

				Pro Forma
	BookMerge	Extreme Green	Pro Forma	Statement of
	Technologies	Technologies	Adjustments	Operations
	(Legal	(Operating
	Acquirer)	Company)

Revenues	$-	$38,370		$38,370
Cost of Sales	-	72,067		72,067

Gross Profit	-	(33,697)		(33,697)

Selling, General and Administrative Expenses
Advertising and Marketing	-	7,585		7,585
Occupancy Costs	-	101,164		101,164
Salaries and wages	-	74,676		74,676
Consulting	-	-		-
Legal and professional fees	-	17,538		17,538
Other selling, general and
administrative expenses	-	273,072		273,072
	-	474,035		474,035

Net Income before other income
and expenses	-	(507,732)		(507,732)

Other Income and expenses
Interest income	-	9,432		9,432
Interest expense	-	(415)		(415)
	-	9,017		9,017

Pro Forma Net Loss	$-	$(498,715)		$(498,715)

Basic and dilutive earnings per share				$(0.01)

Weighted average number
				79,740,500

EXTREME GREEN TECHNOLOGIES INC.

PRO FORMA FINANCIAL STATEMENT

ADJUSTMENTS

# 1 The common stock value of Extreme Green (operating company) is eliminated from the consolidation.  The value of Book Merge's stock is therefore shown as that of the merged entity, since Book Merge is the legal acquirer.

# 2 The deficit in Book Merge is eliminated.  This allows the deficit in Extreme Green to carry forward to the merged entity.   The financial statements thus reflect the activity of the operating company.

# 3 The adjustment reconciles the effect of eliminations in #1 and # 2.

EXTREME GREEN

TECHNOLOGIES, INC.

AUDITED FINANCIAL STATEMENTS

For the six months ended

June 30, 2010

John Kinross-Kennedy, C.P.A.

17848 Skypark Circle

Irvine, CA  92614-6401

(949) 955-2522.   Fax (949)724-3817

jkinross@zamucen.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Shareholders

Extreme Green Technologies Inc.

Corona, California

I have audited the accompanying balance sheet of Extreme Green Technologies Inc. as of June 30, 2010 and the related statements of operations, of shareholders’ equity and of cash flows for the six months then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Extreme Green Technologies Inc. as of June 30, 2010  and the results of its operations and its cash flows for the six months then ended in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company as at June 30, 2010 had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent on the successful stimulation of sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operation.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

As discussed in Note 2 to the financial statements, the Company recorded a prior period adjustment to retroactively change its method of accounting from a development stage company to one in the production stage in 2008 and 2009. There was no effect on net income or net equity.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/s/ John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

May 25, 2011

EXTREME GREEN TECHNOLOGIES INC.
BALANCE SHEET
as at June 30, 2010 and 2009
	2010	2009
ASSETS

Current Assets
Cash and cash equivalents	$8,785	$4,501
Accounts Receivable	11,183	7,586
Inventory	62,437	82,898
Total Current Assets	82,405	94,985

Property plant and equipment,
net of accumulated depreciation	781,331	866,269

Other Assets
Notes Receivable	40,000	40,000
Deposits	18,036	18,036
Subscriptions Receivable	-	50,000

Total Other Assets	58,036	108,036

TOTAL ASSETS	$921,772	$1,069,290

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	117,230	88,437
Credit Cards	46,495	41,058
Bank Line of Credit	49,965	49,965
Deferred Payroll	8,000	-
Deferred Rent	9,221	9,913
Current portion, long term debt	6,000	6,000
Total Current Liabilities	236,911	195,373

Long Term Debt

Obligation under capital lease	9,291	10,526

Other Liabilities
Notes Payable	95,000	-
Deferred Investments (Note 2)	114,000	-
Shareholder Loans	52,000	50,000
Total Other Liabilities	261,000	50,000

Total Liabilities	507,202	255,899

Stockholders' Equity
Common Stock, $0.001 par value, authorized
200,000,000; issued and outstanding
79,390,50080,090,500 as at June 30, 2010
80,090,500 as at June 30, 2010	80,091	18,311
Additional paid-in capital	1,536,209	1,567,989
Deficit	(1,201,730)	(772,909)
Total Stockholders' Equity	414,570	813,391

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$921,772	$1,069,290

EXTREME GREEN TECHNOLGIES INC.
STATEMENT OF OPERATIONS
For the three and six months ended June 30, 2010 and 2009

	For the three	For the six	For the three	For the six
	months ended	months ended	months ended	months ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
		(Unaudited)		(Unaudited)

Revenues	$26,701	$43,919	$42,998	$61,199
Cost of Sales exclusive of
depreciation Expense	15,719	67,331	36,705	56,615

Selling, General and Administrative
Expenses
Advertising and Marketing	2,074	9,283	3,900	8,629
Occupancy Costs	25,919	51,838	20,490	29,144
Salaries and wages	10,852	38,417	27,781	67,972
Legal and professional fees	3,444	14,388	4,459	6,778
Other selling, general and
Administrative Expenses	48,895	54,774	37,214	75,527
	91,184	168,700	93,844	188,050

Net Income before other income	(80,202)	(192,112)	(87,551)	(183,466)
and Expenses
Other Income and expenses
Interest expense	(6,464)	(17,076)	(1,988)	(5,152)

Net Income	$(86,666)	$(209,188)	$(89,539)	$(188,618)

Basic and dilutive earnings per share	(0.00)	(0.01)	(0.00)	(0.01)

Weighted average number
of shares outstanding	$18,311,000	$18,310,635	$40,904,137	$31,107,583

EXTREME GREEN TECHNOLOGIES INC.
STATEMENT OF STOCKHOLDERS' EQUITY
For the period from February 28, 2008 to June 30, 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances February 28, 2008 (incorporation)	-	$-	$-	$-	$-
Common stock issued for cash	70,000,000	70,000	(67,500)	-	2,500
Common stock for services	4,130,000	4,130	3,960	-	8,090
Net. Loss for the period	-	-	-	(55,100)	(55,100)
Balances, June 30, 2008	74,130,000	$74,130	$(63,540)	$(55,100)	$(44,510)

Common stock issued for cash	5,260,500	5,261	32,314	-	37,575
Net loss for the year	-	-	-	(26,506)	(26,506)
Balances, June 30, 2009	79,390,500	$79,391	$(31,226)	$(81,606)	$(33,441)

Common stock for services	700,000	700	4,300	-	5,000
Restatement of equity per reorganization	-	-	1,563,135	(1,076,497)	486,638
Net loss for the year	-	-	-	(43,627)	(43,627)

Balances, June 30, 2010	80,090,500	$80,091	$1,536,209	$(1,201,730)	$414,570

EXTREME GREEN TECHNOLGIES INC.
STATEMENT OF CASH FLOWS
For the six months ended June 30, 2010 and 2009

	2010	2009
		(Unaudited)
Cash Flows from Operating Activities
Net Income after taxes	$(188,618)	$(209,188)
Adjustments to reconcile net loss to net cash
used by operations:
Depreciation	49,729	45,813
Change in operating assets and liabilities:
Accounts Receivable	(9,999)	1,792
Accounts Payable and accrued expenses	(35,025)	20,721
Current portion long term debt	(998)	(157)
Credit Cards	7,368	(186)
Inventory	20,298	9,977
Deferred Rent	9,221	9,913
Deferred Payroll	8,000	-
Work in progress		6,610
Net Cash provided by Operating Activities	(140,024)	(114,705)

Cash Flows from Investing Activities
Proceeds of deferred investments	114,000
Property plant & equipment	-	(15,944)
Net Cash (used by) Investing Activities	114,000	(15,944)

Cash Flows from Financing Activities
Bank overdraft	(3,857)	-
Bank Line of Credit	-	91
Long term debt	8,666	2,904
Proceeds (repayment) of notes receivable	30,000	35,000
Proceeds of stockholder loans	-	50,000
Sale of stock for cash	-	11,000
Net Cash (used by) Financing Activities	34,809	98,995

Net increase (decrease) in cash	8,785	(31,654)
Cash and cash equivalents, beginning of period	-	36,155

Cash and cash equivalents, end of period	$8,785	$4,501

Supplemental disclosure of cash flow information
Income taxes paid	$800	$800
Interest paid	$-	$-

Extreme Green Technologies Inc.

(F.K.A. Book Merge Technologies Inc.)

Notes to Financial Statements

For the six months ended

June 30, 2010

1.    Organization and Nature of Operations

Organization

Presentation

On October 11, 2010 the Company, as Book Merge Technology, Inc, (BMT), entered into a plan of reorganization with Extreme Green Technologies Inc. (EGT).  A reverse merger was effected , wherein BMT, (the shell), was the surviving company and legal acquirer whereas EGT, was the operating company.  Accordingly, operations of the entity for the six months ended June 30, 2011 are retroactively reported as those of EGT.  BMT has changed its name to Extreme Green Technologies, Inc.

Organization

The Company F.K.A. Book Merge Technology, Inc. (the legal acquirer) was incorporated February 28, 2008 In the State of Nevada as Big West Environmental, Inc.  The Company intended to enter into the sale and distribution of solar PV panels.  The Company has devoted substantially all its efforts to business planning and development since inception.  The Company has realized no revenue from it s planned business purpose. After evaluation of current opportunities, the Company entered into an agreement with EGT on October 11, 2010 to enter the bio fuel industry.  The Company changed its name to Extreme Green Technology Inc.

Extreme Green Technologies, Inc. (the operating company) was incorporated under the laws of the State of Nevada on December 23, 2003 for the purpose of developing, marketing and commercializing bio-diesel fuel, bio-diesel processors and related products.  In January 2008 the name was changed from Ryan Enterprises, Inc. to Extreme Green Technologies, Inc. (“EGT”). The Company is qualified to do business in California and is “doing business as” Extreme Biodiesel”.

Current Business of the Company

On January 1, 2008, the operating company, EGT, purchased an existing business, Extreme Biodiesel, which had, since 2004, been manufacturing home biodiesel processors.  In February, 2008 EGT moved to an 11,400 square foot building at 1560 Maple Street, Corona, California to set up a licensed bio diesel refinery and  factory for refining diesel oil and manufacturing bio diesel processors.   A spike in fuel prices in 2008 created a demand for EGT’s processors that propelled processor sales in that year to $885,825.  The refinery at the outset was able to produce 2,000 gallons per day and is being expanded.

In the first six months of 2010 the Company negotiated a Plan of Reorganization with Book Merge Technology, Inc, (BMT) a public Nevada shell corporation, whereby the Book Merge was to acquire a minimum of 51% controlling interest in the Company.  The plan was for all EGT stockholders to swap their stock for BMT stock on a 2 for 1 basis, giving BMT control. EGT would be wound up and operations conducted under BMT.  BMT would assume the name Extreme Green Technologies. The effect is a reverse merger, wherein BMT, (the shell), is the surviving company and legal acquirer whereas EGT, (the operating company), is the accounting acquirer.  The Plan of Reorganization had not been executed at the period end June 30, 2010 however preliminary stock swaps took place in anticipation in May 2010.

2.       Summary of Significant Accounting Policies

Prior Period Adjustment

The Company reported as a Development Stage Company in 2008 and 2009.  Accordingly, Net Income (Loss) in the Development Stage was reported as a separate element  of Net Income (Loss), and  Deficit in the Development Stage was reported as a separate element of  Accumulated Deficit.  However, the Company was effectively in the production stage, having purchased on ongoing business on January 1, 2008.  A prior period adjustment was made to change the method of accounting to a company in the production stage.  The financial statements disclose the effect of eliminating separate elements of net income (loss) and accumulated deficit.   There was no effect on total net income and net equity in 2009 and 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. FASB ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-

Level 1:  Quoted prices in active markets for identical assets or liabilities

-

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has classified its assets and liabilities into these levels depending upon the data relied upon to determine the fair values.  The following fair value hierarchy table represents the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Quoted Prices	Significant
	in Active Markets for	Other Observable	Significant Unobservable	Balance as of
	IdenticalAssets	Inputs	Inputs	December31,
	(Level 1)	(Level 2)	(Level 3)	2009
Assets

Note Receivable	$40,000	$-	$-	$40,000
Deposits	18,036	-	-	18,036
	$58,036	$-	$-	$58,036
Liabilities

Bank Line of Credit	$49,965	$-	$-	$49,965
Obligation under lease	15,291	-	-	15,291
Deferred Investments	-	209,000	-	209,000
Stockholder Loans	-	52,000	-	52,000
	$65,256	$261,000	$-	$326,256

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Stock-based Compensation

(FASB) ASC Topic 718,  Stock Compensation (formerly FASB Statement 123R) requires generally that all equity awards granted to employees be accounted  for at grant-date “fair value”.  Fair value is equal to the underlying value of the stock for “full value” awards such as restricted stock and performance shares, and estimated using an option pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights.  There are special provisions for nonpublic companies that are intended to ease compliance with accounting for stock compensation.

The Company was not registered as at June 30, 2010 and there is no market for its stock.  Stock value based on book value or discounted net asset value is not considered reliable.   The Company will therefore adopt the most reliable indication of stock value: quantum meruit, i.e. the value of services rendered, based on industry average rates and services contribution.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  There was limited sales activity the six month period ended June 30, 2010, and in 2009.  The company experienced a cumulative loss since incorporation February 28, 2008 to December  31, 2009 of $894,119, and a loss of $188,618 in the six months ended June 30, 2010. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to generate bio-diesel revenue from an expanded refinery.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has potentially dilutive securities outstanding as of June 30, 2010 in the form of convertible debt.  However the conversion would be anti dilutive, since the Company is in a loss position, and was therefore not considered in the calculation of earnings per share.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the six months ended June 30, 2010:

Numerator:

Basic and diluted net loss per share:
Net Loss	$(188,618)

Denominator

Basic and diluted weighted average
number of shares outstanding	311,075,836

Basic and Diluted Net Loss Per Share	$(0.01)

Notes Receivable
	2010	2009

	$$40,000	$$40,000

An advance of $40,000 on March 18, 2009 to Superior Service Recycling was made in a preliminary agreement to purchase Superior’s business.  This business provides EGT with used vegetable oil for bio- diesel production.  It is owned by Scott Brown, a stockholder and Technical Director of EGT. The Board of Directors has stated the intention of completing the transaction. The advance carries no interest or terms of repayment.

Property, Plant and Equipment

Refinery	$857,025
Leasehold Improvements	31,885
Vehicles	40,935
Furniture and fixtures	3,422
933,267
Accumulated depreciation	-151,936
Property, plant and equipment, net	$781,331

Depreciation	$49,729
(Included in Other General and
Administrative Expenses on the
Statement of Operations).

Property plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method with useful lives used in computing depreciation ranging from 6 to 10 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

Bank Line of Credit
$49,965

The line of credit is funded by Bank of the West, carries interest at 4.75% and is payable upon demand. The interest rate is variable based on Bank of the West prime rate.

Obligation Under Capital Lease
$9,291
Current portion	6,000
$15,291

On February 28, 2008 Wells Fargo Bank funded a three year lease for a forklift with bargain purchase clause, which was capitalized to $23,380.  Monthly payments of $631.39 are required.  The implicit interest rate is 12.88%.

The purchase option at the conclusion of the lease is $ 1.00.   Restrictions on the lease are:

o

Keep the equipment repaired and in good working order as required by the manufacturer’s warranty.

o

Pay for all supplies and repairs.

May not transfer, sell, sublease assign, pledge, relocate, move or encumber the equipment without lessor’s consent

o

Indemnify lessor against losses and injury

o

Maintain comprehensive public liability insurance and insurance against all risks of loss or damage

o

Pay sales, use and property taxes on the equipment.

Commitment for payments over the remaining life of the lease are as follows:

Fiscal year ended June 30,
2011	$7,577
2012	7,577
2013	137
15,291

Note Payable	$95,000

On November 11, 2009 EGT entered into a stock purchase agreement with Envirotek Inc., a Nevada holding company, which holds stock of entities engaged in alternative fuel production such as bio-diesel.  Under the agreement, Envirotek was to acquire 51% of EGT stock, and to loan EGT $250,000 in stages. In November 2009 Envirotek advanced EGT $65,000 and a further 30,000 from January 28 to March 3rd 2010 under promissory notes.  The $65,000 note carries no interest,  requires no payments  and matures January 20, 2013.  On April 26, 2010 The Board of Directors rescinded the agreement with Envirotek Inc. This effectively ended the business relationship  between the two  companies.  Envirotek subsequently ceased operations. The advances were classified as a non current liability pending renewed communication with Envirotek.

Deferred Investment: “Haydon Loan”	$114,000

On February 25, 2010 the Company signed an investment agreement with two individuals  Steve Hayden III and Steve Hayden IV, wherein they deposited $ 107,000 into the Company in return for 25% of Net Profit over 24 months beginning June 30, 2010.  Net Profit was defined as fuel sales less oil, delivery and processing costs, and taxes.  The minimum return, royalty, was specified as $200,000.  No royalty payments were payable under the agreement for 2010.

Stockholder Loans

Robert Neuberger	$2,000
Joseph Spadafore	50,000
$52,000

Stockholder loans carry no interest, have no terms of repayment, and are non callable.

Repayment is discretionary. Both lenders are officers of the Company.

3.

Provision for Income Tax

No provision was made for federal income tax for the six months ended June 30, 2010, since the Company had significant net operating loss. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net operating loss carryforward for federal and state income tax purposes as of June 30, is approximately $ 1,202,000 The net operating losses will expire in 2027 through 2030 unless utilized beforehand.

The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

The Company has recorded a 100% valuation allowance for the deferred tax asset since it is “more-likely- than-not” that the deferred tax assets will not be realized.

The components of the net deferred tax asset are summarized below:

,

June 30
2010
Tax expense (credit) at statutory rate-federal	-34%
State tax expense net of federal tax	-6%
Changes in valuation allowance	40%
Tax expense at actual rate	-

June 30, 2010
Deferred tax asset – net operating loss	$480,800
Less valuation allowance	(480,800)

Net deferred tax asset	$0-

4.

Capital Structure

On October 19, 2007 the Company filed amended Articles of Incorporation with the Secretary of State of Nevada to increase the authorized number of common shares to 490,000,000 of par value $0.001, and 10,000,000 shares of preferred stock of par value $0.001.

On December 31, 2007 the Company issued 6,000,000 shares of common stock for services.  An expense of $20,000 was recorded, based on the fair value of services rendered.

On September 26, 2008 the Company issued 9,000,000 shares of common stock for services.  An expense of $300,000 was recorded, based on the fair value of services rendered.

On October 31, 2008 the Company sold 50,000 shares for cash, at $1.00 per share, realizing $50,000.

On November 4, 2009, the Company issued 100,000 shares of common stock for services. An expense of $50,000 was recorded, based on the fair value of services rendered.

On November 14, 2008 the Company sold 50,000 shares for cash, at $1.00 per share, realizing$50,000.

On November 14, 2009, the Company issued 100,000 shares of common stock for services. An expense of $50,000 was recorded, based on the fair value of services rendered.

On December 18, 2008 Company amended its Articles of Incorporation to reduce the number of authorized common shares to 100,000,000, and to cancel the authorization for preferred stock.

On December 31, 2008, the Company issued 3,000,000 shares of common stock in retirement of debt of $605,000.

On January 6, 2009 the Company sold 11,000 shares of common stock for cash at $1.00 per share, realizing $11,000.

On December 15, 2009, the Company issued 3,000,000 shares of common stock at $1.00 per share for services. An expense of 30,000 was recorded, based on the fair market value of services rendered.

As at June 30, 2010, the Company was authorized to issue 200,000,000 shares of $0.001 par value common stock, of which 80,090,500 shares were issued and outstanding .

5.

Commitments and Contingencies

The Company entered into a three year lease for an office and manufacturing building in Corona, California on February 15, 2008 at the rate of $8,050 per month.  Lease commitments over the life of the lease are:

Fiscal year ended June 30:
	2011	$60,375

6.

Legal Proceedings

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation or is involved either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors

7 ..

Subsequent Events

Events subsequent to June 30, 2011 have been evaluated through May 31, 2011, the date these  statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading. On October 11, 2010 the Company entered into a Plan of Reorganization with Extreme Green Technologies, Inc. (EGT), whereby Book Merge was to acquire a minimum of 51% controlling interest in EGT via stock swaps. On October 11, 2010 BookMerge had achieved a 51% interest in EGT, gaining control.  The reverse acquisition was effected on that date. The reorganization continued with stock swaps, and was completed by March 31, 2011. EGT became a subsidiary of BookMerge. BookMerge has changed its name to Extreme Green Technologies, Inc.

EXTREME GREEN TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEET
as at December 31, 2010 (Unaudited) and June 30, 2010

	December 31,	June 30,
	2010	2010
	(Unaudited)
	(Restated)	(Restated)
ASSETS

Current Assets
Cash and cash equivalents	$22,549	$8,686
Accounts Receivable	3,669	11,282
Inventory	26,287	62,437
Total Current Assets	52,505	82,405

Property plant and equipment,
net of accumulated depreciation	743,202	781,331

Other Assets
Notes Receivable	40,000	40,000
Deposits	18,036	18,036

Total Other Assets	58,036	18,036

TOTAL ASSETS	$853,743	$921,772

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	130,342	125,230
Credit Cards	6,710	46,495
Bank Line of Credit	82,047	49,965
Deferred Rent	6,968	9,221
Current portion, long term debt	6,000	6,000
Total Current Liabilities	232,067	236,911

Long Term Debt
Obligation under capital lease	631	9,291

Other Liabilities
Notes Payable	95,000	95,000
Deferred Investments	57,000	114,000
Shareholder Loans	52,000	52,000
Total Other Liabilities	204,000	261,000
Total Liabilities	436,698	507,202

Stockholders' Equity
Common Stock, $0.001 par value, authorized
200,000,000; issued and outstanding
80,090,500 as at June 30, 2010
96,640,500 as at December 31, 2010	96,641	80,091
Additional paid-in capital	1,740,486	1,536,209
Deficit	(1,388,608)	(1,185,359)

Equity attributable to common stockholders	448,519	430,941
Equity attributable to noncontrolling interest (Note 1)	(31,475)	(16,371)
Total Equity	417,044	414,570

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$853,742	$921,772

EXTREME GREEN TECHNOLGIES INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the six months and three months ended December 31, 2010 and 2009
(Unaudited)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues	$19,928	$1,407	$38,370	$27,181
Cost of Sales, exclusive of
depreciation expense	46,486	31,089	72,067	38,406

Selling, General and Administrative
Expenses
Advertising and Marketing	3,685	2,709	7,585	3,157
Occupancy Costs	7,505	25,765	21,765	38,674
Salaries and wages	43,448	6,707	74,676	14,707
Consulting	-	30,000	-	27,055
Legal and professional fees	9,867	954	17,538	2,305
Other selling, general and
administrative expenses	39,246	112,974	72,109	161,851
	103,751	179,109	193,673	247,749
Net Income before other income
and expenses	(130,309)	(208,791)	(227,370)	(258,974)

Other Income and expenses
Interest income	12,803		9,431	-
Interest expense	(322)	(2,579)	(414)	(5,954)
	12,481	(2,579)	9,017	(5,954)

Net Loss	(117,828)	(211,370)	(218,353)	(264,928)

Net (Income) Loss attributable to
noncontrolling interest (Note 1)	16,985	20,934	31,475	24,225

Net Loss attributable to
common stockholders	(100,843)	(190,436)	(186,878)	(240,703)

Basic and dilutive earnings per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number
of shares outstanding	82,848,858	79,390,500	79,740,500	76,760,250

EXTREME GREEN TECHNOLOGIES INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the period from February 28, 2008 to December 31, 2010
(Unaudited)

			Additional
	Common Stock		Paid-in	Minority	Accumulated
	Shares	Amount	Capital	Interest	Deficit	Total
					(Restated)
Balances Feb. 28, 2008,
(Incorporation)	-	$-	$-	$-	$-	$-
Common stock issued: cash	70,000,000	70,000	(67,500)	-	-	2,500
Common stock for services	4,130,000	4,130	3,960	-	-	8,090
Net. Loss for the period	-	-	-	-	(55,100)	(55,100)
Balances, June 30, 2008	74,130,000	$74,130	$(63,540)	$-	$(55,100)	$(44,510)

Common stock issued: cash	5,260,500	5,261	32,314	-	-	37,575
Net loss for the year	-	-	-	-	(26,506)	(26,506)
Balances, June 30, 2009	79,390,500	$79,391	$(31,226)	$-	$(81,606)	$(33,441)
				-
Common stock for services	700,000	700	4,300	-	-	5,000
Restatement of equity per reorganization	-	-	1,563,135	-	(931,506)	631,629
Net loss for the year	-	-	-	-	(188,618)	(188,618)
Balances, June 30, 2010	80,090,500	$80,091	$1,536,209	$-	$(1,201,730)	$414,570

Common stock issued pursuant
to plan of reorganization	16,550,150	16,550	(16,550)	-	-	-
Adjustments per reorganization	-	-	220,827	-	-	220,827
Net loss for the six months	-	-	-	(31,475)	(186,878)	(186,878)

Balances, Dec. 31, 2010	96,640,650	$96,641	$1,740,486	$(31,475)	$(1,388,608)	$417,044

EXTREME GREEN TECHNOLGIES INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the six months ended December 31, 2010 and 2009
(Unaudited)

	2010	2009
	(Restated)	(Restated)
Cash Flows from Operating Activities
Net Income after taxes	$(218,353)	$(179,030)
Adjustments to reconcile net loss to net cash
used by operations:
Depreciation	50,130	49,150

Change in operating assets and liabilities:
Accounts Receivable	7,613	35,237
Accounts Payable and accrued expenses	5,113	(25,291)
Current portion long term debt		6,000
Credit Cards	(39,785)	36,930
Inventory	36,150	(61,930)
Deferred Rent	(2,253)	2,931
Net Cash provided by Operating Activities	(161,385)	(136,003)

Non Cash Investing and Financing Activities
Non cash issue of stock for debt	-	500,000
Non cash reorganization adjustments	220,827	41,297
Adjustments to reconcile net loss to net cash
used by non cash investing and financing activities	220,827	541,297

Cash Flows from Investing Activities
Purchase of Property and Equipment	(12,001)	(552,766)
Proceeds of note receivable	-	40,000
Repayment/reclassification of capital lease	(8,660)	(2,280)
Proceeeds (amortization) of deferred investments	(57,000)	209,000
Net Cash (used by) Investing Activities	(77,661)	(306,046)

Cash Flows from Financing Activities
Bank Line of Credit	32,082	(471,835)
Proceeds of stockholder loans	-	52,000
Sale of stock for cash	-	37,575
Net Cash (used by) Financing Activities	32,082	(382,260)

Net increase (decrease) in cash	13,863	(283,012)
Cash and cash equivalents, beginning of period	8,686	291,698

Cash and cash equivalents, end of period	$22,549	$8,686

Supplemental disclosure of cash flow information
Income taxes paid	$800	$800
Interest paid	$-	$-

Extreme Green Technologies Inc.

(F.K.A. Book Merge Technologies Inc.)

Notes to Financial Statements

(Unaudited)

For the six months ended

December 31, 2010

1.

Organization and Nature of Operations

Presentation

On October 11, 2010 the Company, as Book Merge Technology, Inc, (BMT), entered into a plan of reorganization with Extreme Green Technologies Inc. (EGT).  A reverse merger was effected , wherein BMT, (the shell), was the surviving company and legal acquirer whereas EGT was the operating company.  Accordingly, operations of the entity for the six months ended December 31, 2011 are retroactively reported as those of EGT.  BMT has changed its name to Extreme Green Technologies, Inc.

Organization

The Company F.K.A. Book Merge Technology, Inc. (the legal acquirer) was incorporated February 28, 2008 In the State of Nevada as Big West Environmental, Inc.  The Company intended to enter into the sale and distribution of solar PV panels.  The Company has devoted substantially all its efforts to business planning and development since inception.  The Company has realized no revenue from it s planned business purpose. After evaluation of current opportunities, the Company entered into an agreement with EGT on October 11, 2010 to enter the bio fuel industry.  The Company changed its name to Extreme Green Technology Inc.

Extreme Green Technologies, Inc. (the operating company) was incorporated under the laws of the State of Nevada on December 23, 2003 for the purpose of developing, marketing and commercializing bio-diesel fuel, bio-diesel processors and related products.  In January 2008 the name was changed from Ryan Enterprises, Inc. to Extreme Green Technologies, Inc. (“EGT”). The Company has the relevant licenses for bio diesel production in California and is “doing business as” Extreme Biodiesel”.

Current Business of the Company

On January 1, 2008 the operating company Extreme Green Technologies Inc. (EGT), a private California corporation,  purchased an existing business, Extreme Biodiesel, which had, since 2004, been manufacturing home biodiesel processors.  In February, 2008 EGT moved to an 11,400 square foot building at 1560 Maple Street, Corona, California to set up a licensed bio diesel refinery and factory for refining diesel oil and manufacturing bio diesel processors.  A spike in fuel prices in 2008 created a demand for EGT’s processors that propelled processor sales in that year to $885,825.  The refinery at the outset was able to produce 2,000 gallons per day and is being expanded.

On October 11, 2010 the Company entered into a Plan of Reorganization with Extreme Green Technologies, Inc. (EGT), whereby Book Merge was to acquire a minimum of 51% controlling interest in EGT. The plan was for all EGT stockholders to swap their stock for BookMerge stock on a 2 for 1 basis, (2 EGT for 1 BookMerge), giving BookMerge control.  EGT would be wound up and operations conducted under BookMerge.  BookMerge would assume the name Extreme Green Technologies.  The effect is a reverse merger, wherein BookMerge, (the shell), is the surviving company and legal acquirer whereas EGT, (the operating company), is the accounting acquirer.  Operations of the entity are reported as those of EGT.

On October 11, 2010 BookMerge had achieved a 51% interest in EGT, gaining control.  The reverse acquisition was effected on that date. The reorganization continued with stock swaps, but was not complete by December 31, 2010. As at December 31, 2010 BookMerge owned an 85.5853 percent controlling interest in EGT, and EGT was a subsidiary of BookMerge. BookMerge has changed its name to Extreme Green Technologies, Inc.

2.

Summary of Significant Accounting Policies

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities Exchange commission (the “SEC”) as applicable to smaller reporting companies, and generally accepted accounting principles for interim accounting reporting.   The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  Certain information  and footnote disclosures normally presented in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to such rules and regulations.  These unaudited condensed financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company’s Annual Report on Form 10K..  The results of the six month period ended December 31, 2010 are not necessarily indicative of the results to be expected for the full year ending June 30, 2011.

Prior Period Adjustment

The Company reported as a Development Stage Company in 2008 and 2009.  The Company had purchased on ongoing business on January 1, 2008 and was effectively in the production stage from that date.  An error was therefore made in reporting as a Development Stage Company.  The Company erroneously reported Net Income (Loss) in the Development Stage as a separate element  of Net Income (Loss) and  Deficit in the Development Stage as a separate element of  Accumulated Deficit.  The financial statements  have been re-stated by a prior period adjustment to eliminate these  separate elements of net income (loss) and accumulated deficit.   There was no effect on total net income and net equity in 2009 and 2010.  On the statement of changes in stockholders’ equity the effect of the prior period adjustment is shown retroactively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period.  Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

Revenue Recognition

Revenue is recognized for diesel fuel sales at the plant per typical point-of-sale systems, i.e. when the customer takes delivery and payment is received.  The price of diesel fuel is updated daily. Revenue is recognized for mini refineries and services when the terms of the customer order, including price and method of payment, has been approved by both parties and delivery has been made or services rendered.

The Company has been an ongoing concern since January 1, 2008 and has ongoing sales since.  The  Company generated revenue amounted to $885,221 in calendar 2008, which dropped to  $71,100 in 2009, and $99,568 in 2010,  due to the economic downturn and drop in the price of oil.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. FASB ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-

Level 1:  Quoted prices in active markets for identical assets or liabilities

-

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has classified its assets and liabilities into these levels depending upon the data relied upon to determine the fair values.  The following fair value hierarchy table represents the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable	Balance as of
	IdenticalAssets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2010
Assets

Note Receivable	$40,000	$-	$-	$40,000
Deposits	18,036	-	-	18,036
	$58,036	$-	$-	$58,036
Liabilities

Bank Line of Credit	82,047			82,047
Notes Payable		95,000		95,000
Deferred Investments		107,000		107,000
Stockholder Loans		52,000		52,000
	$82,047	$254,000	$-	$336,047

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Stock-based compensation

(FASB) ASC Topic 718, Stock Compensation (formerly FASB Statement 123R) requires generally that all equity awards granted to employees be accounted  for at grant-date “fair value”.  Fair value is equal to the underlying value of the stock for “full value” awards such as restricted stock and performance shares, and estimated using an option pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights.  There are special provisions for nonpublic companies that are intended to ease compliance with accounting for stock compensation.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  There was limited sales activity during the 2010 fiscal year as compared to 2009 and 2008.  The company experienced a loss of ($188,878) after allowing for minority interest, in the six months ended December 31, 2010. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to generate bio-diesel revenue from an expanded refinery.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has potentially dilutive securities outstanding as of December 31, 2010 in the form of convertible debt.  However the conversion would be anti dilutive, since the Company is in a loss position, and was therefore not considered in the calculation of earnings per share.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the six months ended December 31, 2010 and 2009, respectively.

Numerator:
	2010	2009
Basic and diluted net loss per share:
Net Loss attributable to common stockholders	$($186,878)	$($240,703)

Denominator

Basic and diluted weighted average
number of shares outstanding	79,740,500	76,760,250

Basic and Diluted Net Loss Per Share	$$0.00	$$0.00

Notes Receivable,
	December 31,
	2010	2009

	$40,000	$40,000

An advance of $40,000 on March 18, 2009 to Superior Service Recycling was made in a preliminary agreement to purchase Superior’s business.  This business provides EGT with used vegetable oil for bio-diesel production.  It is owned by Scott Brown, a stockholder and Technical Director of EGT. The Board of Directors has stated the intention of completing the transaction. The advance carries no interest or terms of repayment.

Property, Plant and Equipment
	December 31,
	2010	2010

Refinery	$$857,025	$$857,025
Leasehold Improvements	31,885	31,885
Vehicles	52,935	40,935
Furniture and fixtures	3,422	3,422
	945,267	933,267

Accumulated depreciation	(202,065)	(151,936)
	$$743,202	$$781,331

Depreciation	$$50,130	$$49,150
(Included in Other General and
Administrative Expenses on the
Statement of Operations).

Property plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method with useful lives used in computing depreciation ranging from 6 to 10 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

Bank Line of Credit
	December 31,
	2010	2009

	$82,047	$49,965

The line of credit is funded by Bank of the West, carries interest at 4.75% and is payable upon demand. The rate is variable based on Bank of the West prime rate.

Obligation Under Capital Lease
	December 31,
	2010	2009

	$631	$625

On February 28, 2008 Wells Fargo Bank funded a three year lease for a forklift with bargain purchase clause, which was capitalized to $23,380.  Monthly payments of $631.39 are required.  The implicit interest rate is 12.88%.

The purchase option at the conclusion of the lease is $ 1.00.   Restrictions on the lease are:

o

Keep the equipment repaired and in good working order as required by the manufacturer’s warranty.

o

Pay for all supplies and repairs.

o

May not transfer, sell, sublease assign, pledge, relocate, move or encumber the equipment without lessor’s consent

o

Indemnify lessor against losses and injury

o

Maintain comprehensive public liability insurance and insurance against all risks of loss or damage

o

Pay sales, use and property taxes on the equipment.

Commitment for payments over the remaining life of the lease are as follows:

2011

631

Notes Payable
	2010	2009

	$95,000	$65,000

On November 11, 2009 EGT entered into a stock purchase agreement with Envirotek Inc., a Nevada holding company, which holds stock of entities engaged in alternative fuel production such as bio-diesel. Under the agreement, Envirotek was to acquire 51% of EGT stock, and to loan EGT $250,000 in stages. In November 2009 Envirotek advanced EGT $65,000 and a further 30,000 from January 28 to March 3rd 2010 under promissory notes.  The $65,000 note carries no interest, requires no payments and matures January 20, 2013.  On April 26, 2010 The Board of Directors rescinded the agreement with Envirotek Inc. This effectively ended the business relationship between the two companies. Envirotek subsequently ceased operations. The advances were classified as a non current liability pending renewed communication with Envirotek.

Deferred Investments
	2010	2009

	$57,000	$0

On February 25, 2010 the Company signed an investment agreement with two individuals  Steve Hayden III and Steve Hayden IV, wherein they deposited $ 107,000 into the Company in return for 25% of Net Profit over 24 months beginning June 30, 2010. Net Profit was defined as fuel sales less oil, delivery and processing costs, and taxes.  The minimum return, royalty, was specified as $200,000.  No royalty payments were payable currently under the agreement however the amount of the payable due at the maturity of the loan, $50,000, was accrued.

Stockholder Loans
	2010	2009
Robert Neuberger	$2,000	$2,000
Joseph Spadafore	50,000	50,000
	$52,000	$52,000

Stockholder loans carry no interest, have no terms of repayment, and are non callable.

Repayment is discretionary.  Both lenders are officers of the Company.

3.

Provision for Income Tax

No provision was made for federal income tax for the six months ended December 31, 2010 and 2009, since the Company had significant net operating loss. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net operating loss carryforward for federal and state income tax purposes as of December 31, 2010 is approximately $ 1,500,000 The net operating losses will expire in 2027 through 2030 unless utilized beforehand.

The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

The Company has recorded a 100% valuation allowance for the deferred tax asset since it is “more-likely- than-not” that the deferred tax assets will not be realized.

The components of the net deferred tax asset are summarized below:

	December31,
	2010	2009
Tax expense (credit) at statutory rate-federal	-34	-34%
State tax expense net of federal tax	-6	-6%
Changes in valuation allowance	40	40%
Tax expense at actual rate	-	-

	12/31/2010	12/31/2009
Deferred tax asset – net operating loss	$600,000	$405,000
Less valuation allowance	(600,000)	(405,000)
Net deferred tax asset	$0	$0

4.

Accounting Errors

Accounting errors occurred on the December 31, 2009 and 2010 balance sheet and statement of cash flows, in that certain items were not classified correctly according to generally accepted accounting principles. The items were re-classified and the statements restated as follows:

3.

  Balance Sheet :  Note Payable of $95,000 in 2010 was distributed from Deferred Investments to a separate line item to more accurately represent the nature of the notes payable.

4.

  Statement  of Cash Flows :

e.

Purchase of Note Receivable of $40,000 in 2009 has been re-categorized from Cash Flows from Financing Activities to Cash Flows from Investing Activities.

f.

 Sale of stock for cash of $37,575 in 2009, have been re-categorized from Cash Flows from Investing Activities to Cash Flows from Financing Activities.

g.

Non cash issue of stock for debt of $500,000 in 2009 was re-categorized from  Cash

Flows from Financing Activities  to Non Cash Investing and Financing Activities.

h.

Non-cash reorganization adjustments of $220,827 in 2010 and $41,297 in 2009 was re-categorized from Cash Flows from Investing Activities to Non Cash Investing and Financing Activities.

The effect of the items on earnings and net equity is:

Effect on

Earnings and

Item

As Originally Reported

As Restated

Net Equity

Balance Sheet

Note Payable

Integral with Deferred

Note Payable

$95,000 (2010)

Investments $202,000

$95,000 (2010)

Nil

Statement of Cash Flows

a. Purchase of Note

Cash flows from

Cash slows from

Receivable

Financing Activities

Investing Activities

$40,000 (2009)

$40,000 (2009)

$40,000 (2009)

Nil

b. Sale of stock

Cash flows from

Cash flows from

for cash:

Investing Activities

Financing Activities

$37,575 (2009)

  $37,575 (2009)

$37,575 (2009)

Nil

c. Issue of Stock

Cash flows from

Non Cash Investing

For Debt

Financing Activities

and Financing Activities

$500,000 (2009)

$500,000 (2009)

$500,000(2009)

Nil

d. Reorganization

Cash Flows from

Non Cash Investing

Adjustments

Investing Activities

and Financing Activities

$220,827 (2010)

$220,827 (2010)

$220,827 (2010)

Nil

$ 41,297 (2009)

$ 41,297 (2009)

$41,297 (2009)

Nil

Total effect on earnings and Net Equity, 2009, 2010

Nil

5.

Capital Structure

The Company issued 16,550,000 common shares to the former stockholders of the original Extreme Green Technologies, Inc. during the six months ended December 31, 2010, pursuant to the Plan of Reorganization, per Note 1.

The Company is authorized to issue 200,000,000 common shares, of which 96,640,500 were issued and outstanding as at December 31, 2010

6.

Commitments and Contingencies

The Company entered into a three year lease for an office and manufacturing building in Corona, California on February 15, 2008 at the rate of $8,050 per month.  Lease commitments over the life of the lease are:

2011

$ 12,075

7.

Legal Proceedings

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation or is involved either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors

8.

Subsequent Events

Events subsequent to December 31, 2010 have been evaluated through May 26, 2010, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.

The Company completed the stock swap related to the reorganization agreement with BookMerge Technologies Inc. on March 31, 2011. Management found no other subsequent events to be disclosed.

EXTREME GREEN TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEET
as at March 31, 2011 (Unaudited) and June 30, 2010

	March 31,	June 30,
	2011	2010
ASSETS	(Unaudited)	Note 1

Current Assets
Cash and cash equivalents	$1,417	$8,785
Accounts Receivable	45,283	11,183
Inventory	37,651	62,437
Total Current Assets	84,351	82,405

Property plant and equipment,
net of accumulated depreciation	717,262	781,331

Other Assets
Notes Receivable	40,000	40,000
Deposits	18,036	18,036

Total Other Assets	58,036	18,036

TOTAL ASSETS	$859,649	$921,772

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$157,863	$117,230
Settlement Agreements	17,472
Credit Cards	-	46,495
Bank Line of Credit	78,212	49,965
Deferred Payroll		8,000
Deferred Rent	6,211	9,221
Current portion, long term debt	6,000	6,000
Total Current Liabilities	265,758	236,911

Long Term Debt

Obligation under capital lease	-	9,291

Other Liabilities
Notes Payable	95,000	95,000
Deferred Investments	104,000	114,000
Shareholder Loans	54,000	52,000
Total Other Liabilities	253,000	261,000

Total Liabilities	518,758	507,202

Stockholders' Equity
Common Stock, $0.001 par value, authorized
200,000,000; issued and outstanding
80,090,500 as at June 30, 2010
102,438,650 as at March 31, 2011	102,439	80,091
Additional paid-in capital	1,760,776	1,536,209
Deficit	-1,522,324	-1,201,730
Total Stockholders' Equity	340,891	414,570

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$859,649	$921,772

EXTREME GREEN TECHNOLGIES INC.
CONSOLDATED STATEMENT OF OPERATIONS
For the nine months and three months ended March 31, 2011 and 2010
(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2011	2010	2011	2010

Revenues	$71,552	$18,201	$110,088	$45,382
Cost of Sales exclusive of
depreciation expense	10,367	19,910	93,798	58,317

Gross Profit	61,185	(1,709)	16,290	(12,935)

Selling, General and Administrative
Expenses
Advertising and Marketing	1,394	4,729	7,679	7,886
Occupancy Costs	26,297	8,654	101,164	47,328
Salaries and wages	44,641	40,191	119,083	54,899
Consulting	-	-	-	27,055
Legal and professional fees	12,261	2,319	29,799	4,624
Other selling, general and
administrative expenses	38,603	47,484	72,885	123,437

Total Expenses	123,196	103,377	330,610	265,229

Net Income before other income
and expenses	(62,011)	(105,086)	(314,320)	(278,164)

Other Income and expenses
Interest income	-	-	1,517	-
Interest expense	(2,743)	(3,165)	(7,791)	(9,118)

	(2,743)	(3,165)	(6,274)	(9,118)

Net Income	$(62,011)	$(108,251)	$(320,594)	$(287,282)

Basic and dilutive earnings per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number
of shares outstanding	87,539,883	80,090,500	82,573,627	79,740,500

EXTREME GREEN TECHNOLOGIES INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the period from February 28, 2008 to March 31, 2011
(Unaudited)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances February 28, 2008 (incorporation)	-	$-	$-	$-	$-
Common stock issued for cash	70,000,000	70,000	(67,500)	-	2,500
Common stock for services	4,130,000	4,130	3,960	-	8,090
Net. Loss for the period	-	-	-	(55,100)	(55,100)
Balances, June 30, 2008	74,130,000	74,130	(63,540)	(55,100)	(44,510)

Common stock issued for cash	5,260,500	5,261	32,314	-	37,575
Net loss for the year	-	-	-	(26,506)	(26,506)
Balances, June 30, 2009	79,390,500	79,391	(31,226)	(81,606)	(33,441)

Common stock for services	700,000	700	4,300	-	5,000
Restatement of equity per reorganization	-	-	1,563,135	(931,506)	631,629
Net loss for the year	-	-	-	(188,618)	(188,618)
Balances, June 30, 2010	80,090,500	80,091	1,536,209	(1,201,730)	414,570

Common stock issued pursuant
to plan of reorganization	16,550,150	16,550	(16,550)	-	-
Adjustments per reorganization	-	-	189,915	-	189,915
Shares issued in exchange	4,658,000	4,658	(4,658)	-	-
Sale of stock for cash	1,140,000	1,140	55,860	-	57,000
Net loss for the nine months	-	-	-	(320,594)	(320,594)

Balances, March 31, 2011	102,438,650	$102,439	$1,760,776	$(1,522,324)	$340,891

EXTREME GREEN TECHNOLGIES INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the nine months ended March 31, 2011 and 2010
(Unaudited)

	2011	2010
Cash Flows from Operating Activities
Net Income after taxes	(320,594)	(287,282)
Adjustments to reconcile net loss to net cash
used by operations:
Depreciation	50,129	74,013
Change in operating assets and liabilities:
Accounts Receivable	(34,100)	6,403
Accounts Payable and accrued expenses	12,114	31,954
Credit Cards	(46,495)	6,442
Inventory	36,150	170
Deferred Rent	(2,254)	(692)
Deferred Payroll	(8,000)	8,000
Settlement Agreements	95,684
Subscriptions received		50,000
Net Cash provided by Operating Activities	(217,366)	(110,992)

Non Cash Investing and Financing Activities
Amortization of deferred investments	(60,000)
Reorganization adjustments	231,778	(22,000)
Adjustments to reconcile net loss to net cash
used by non cash investing and financing activiites	171,778	(22,000)

Cash Flows from Investing Activities
Purchase/Retirement of Property and Equipment	(11,525)	(13,940)
Repayment/reclassification of capital lease	(15,291)	(949)
Sale of stock for cash	57,000
Proceeeds of deferred investments	50,000
Net Cash (used by) Investing Activities	80,184	(14,889)

Cash Flows from Financing Activities
Bank Line of Credit	(49,965)
Proceeds of note payable		95,000
Proceeds of stockholder loans	8,000	52,000
Net Cash (used by) Financing Activities	(41,965)	147,000

Net increase (decrease) in cash	(7,369)	21,119
Minorfity Interest
Cash and cash equivalents, beginning of period	8,785	4,501

Cash and cash equivalents, end of period	$1,416	$25,620

Supplemental disclosure of cash flow information
Income taxes paid	$800	$800
Interest paid	$-	$-

Extreme Green Technologies Inc.

(F.K.A. Book Merge Technologies Inc.)

Notes to Consolidated Financial Statements

(Unaudited)

For the nine months ended

March 31, 2011

1.

Organization and Nature of Operations

Presentation

On October 11, 2010 the Company, as Book Merge Technology, Inc, (BMT), entered into a plan of reorganization with Extreme Green Technologies Inc. (EGT).  A reverse merger was effected , wherein BMT, (the shell), was the surviving company and legal acquirer whereas EGT was the operating company.  Accordingly, operations of the entity for the nine months ended March 31, 2011 are retroactively reported as those of EGT.  BMT has changed its name to Extreme Green Technologies, Inc.

Organization

The Company F.K.A. Book Merge Technology, Inc. (the legal acquirer) was incorporated February 28, 2008 In the State of Nevada as Big West Environmental, Inc.  The Company intended to enter into the sale and distribution of solar PV panels.  The Company has devoted substantially all its efforts to business planning and development since inception.  The Company has realized no revenue from it s planned business purpose. After evaluation of current opportunities, the Company entered into an agreement with EGT on October 11, 2010 to enter the bio fuel industry.  The Company changed its name to Extreme Green Technology Inc.

Extreme Green Technologies, Inc. (the operating company) was incorporated under the laws of the State of Nevada on December 23, 2003 for the purpose of developing, marketing and commercializing bio-diesel fuel, bio-diesel processors and related products.  In January 2008 the name was changed from Ryan Enterprises, Inc. to Extreme Green Technologies, Inc. (“EGT”).  The Company has the relevant licenses for bio diesel production in California and is “doing business as” Extreme Biodiesel”.

Current Business of the Company

On January 1, 2008 the operating company Extreme Green Technologies Inc. (EGT), a private California corporation,  purchased an existing business, Extreme Biodiesel, which had, since 2004, been manufacturing home biodiesel processors.  In February, 2008 EGT moved to an 11,400 square foot building at 1560 Maple Street, Corona, California to set up a licensed bio diesel refinery and factory for refining diesel oil and manufacturing bio diesel processors.  A spike in fuel prices in 2008 created a demand for EGT’s processors that propelled processor sales in that year to $885,825.  The refinery at the outset was able to produce 2,000 gallons per day and is being expanded.

On October 11, 2010 the Company entered into a Plan of Reorganization with Extreme Green Technologies, Inc. (EGT), whereby Book Merge was to acquire a minimum of 51% controlling interest in EGT. The plan was for all EGT stockholders to swap their stock for BookMerge stock on a 2 for 1 basis, (2 EGT for 1 BookMerge), giving BookMerge control.  EGT would be wound up and operations conducted under BookMerge.  BookMerge would assume the name Extreme Green Technologies.  The effect is a reverse merger, wherein BookMerge, (the shell), is the surviving company and legal acquirer whereas EGT, (the operating company), is the accounting acquirer.  Operations of the entity are reported as those of EGT.

On October 11, 2010 BookMerge had achieved a 51% interest in EGT, gaining control.  The reverse acquisition was effected on that date. The reorganization continued with stock swaps and was completed by March 31, 2011.  EGT became a subsidiary of BookMerge. BookMerge has changed its name to Extreme Green Technologies, Inc.

2.

Summary of Significant Accounting Policies

Unaudited Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities Exchange commission (the “SEC”) as applicable to smaller reporting companies, and generally accepted accounting principles for interim accounting reporting.   The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  Certain information  and footnote disclosures normally presented in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to such rules and regulations.  These unaudited condensed financial statements should be read in conjunction with the audited financial statements and footnotes included in the Company’s Annual Report on Form 10K. The results of the nine month period ended March 31, 2011 are not necessarily indicative of the results to be expected for the full year ending June 30, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

Revenue Recognition

Revenue is recognized for diesel fuel sales at the plant per typical point-of-sale systems, i.e. when the customer takes delivery and payment is received.  The price of diesel fuel is updated daily. Revenue is recognized for mini refineries and services when the terms of the customer order, including price and method of payment, has been approved by both parties and delivery has been made or services rendered.

The Company has been an ongoing concern since January 1, 2008 and has ongoing sales since inception to the present. The Company generated revenue of $78,698 in the nine months ended March 31, 2011 ($45,382 in 2010).

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. FASB ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-

Level 1:  Quoted prices in active markets for identical assets or liabilities

-

Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company has classified its assets and liabilities into these levels depending upon the data relied upon to determine the fair values.  The following fair value hierarchy table represents the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Quoted Prices in Active Markets for	Significant Other Observable	Significant Unobservable	Balance as of
	Identical Assets	Inputs	Inputs	March 31,
	(Level 1)	(Level 2)	(Level 3)	2011
Assets

Note Receivable	$40,000	$-	$-	$40,000
Deposits	18,036	-	-	18,036
	$58,036	$-	$-	$58,036
Liabilities

Bank Line of Credit	78,212	-	-	78,212
Notes Payable	-	95,000	-	95,000
Deferred Investments	-	54,000	-	54,000
Stockholder Loans	-	52,000	-	$52,000
	$78,212	$201,000	$-	$279,212

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Stock-based compensation

(FASB) ASC Topic 718, Stock Compensation (formerly FASB Statement 123R) requires generally that all equity awards granted to employees be accounted  for at grant-date “fair value”.  Fair value is equal to the underlying value of the stock for “full value” awards such as restricted stock and performance shares, and estimated using an option pricing model with traditional inputs for “appreciation” awards such as stock options and stock appreciation rights.  There are special provisions for nonpublic companies that are intended to ease compliance with accounting for stock compensation.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The company experienced a loss of ($287,339) in the nine months ended March 31, 2011,  (loss of $287,282 in 2010). The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to generate bio-diesel revenue from an expanded refinery.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company was considered a development-stage company until January 1, 2008 when the company, purchased an existing business, Extreme Biodiesel, which had, since 2004, been manufacturing home biodiesel processors. The Company has had consistent production and sales since.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has potentially dilutive securities outstanding as of March 31, 2011 in the form of convertible debt.  However the conversion would be anti dilutive, since the Company is in a loss position, and was therefore not considered in the calculation of earnings per share.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the six months ended March 31, 2011 and 2010, respectively.

Numerato r:

Basic and diluted net loss per share:	2010	2009
Net Loss	$(287,339)	$(287,282)

Denominator

Basic and diluted weighted average
number of shares outstanding	82,573,627	79,740,500

Basic and Diluted Net Loss Per Share	$(0.00)	$(0.00)

Notes Receivable,
	March 31,	June 30,
	2010	2009

	$40,000	$40,000

An advance of $40,000 on March 18, 2009 to Superior Service Recycling was made in a preliminary agreement to purchase Superior’s business.  This business provides EGT with used vegetable oil for bio-diesel production.  It is owned by Scott Brown, a stockholder and Technical Director of EGT. The Board of Directors has stated the intention of completing the transaction. The advance carries no interest or terms of repayment.

Property, Plant and Equipment
	March 31,	June 30,
	2011	2010

Refinery	$857,025	$857,025
Leasehold Improvements	31,885	31,885
Vehicles	52,936	40,936
Furniture and fixtures	3,422	3,422
	945,268	933,268
Accumulated depreciation	(227,531)	(151,937)
	$717,737	$781,331

Property plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method with useful lives used in computing depreciation ranging from 6 to 10 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

Bank Line of Credit
	March 31,	June 30,
	2011	2010

	$78,212	$49,965

The line of credit is funded by Bank of the West, carries interest at 4.75% and is payable upon demand. The rate is variable based on Bank of the West prime rate.

Obligation Under Capital Lease
	March 31,	June 30,
	2011	2010

	$0	$9,291

On February 28, 2008 Wells Fargo Bank funded a three year lease for a forklift with bargain purchase clause, which was capitalized to $23,380.  Monthly payments of $631.39 were required.  The implicit interest rate was 12.88%.

Notes Payable
	March 31,	June 30,
	2010	2009

	$95,000	$95,000

On November 11, 2009 EGT entered into a stock purchase agreement with Envirotek Inc., a Nevada holding company, which holds stock of entities engaged in alternative fuel production such as bio-diesel. Under the agreement, Envirotek was to acquire 51% of EGT stock, and to loan EGT $250,000 in stages. In November 2009 Envirotek advanced EGT $65,000 and a further 30,000 from January 28 to March 3rd 2010 under promissory notes. The $65,000 note carries no interest, requires no payments and matures January 20, 2013.  On April 26, 2010 The Board of Directors rescinded the agreement with Envirotek Inc. This effectively ended the business relationship between the two companies. Envirotek subsequently ceased operations. The advances were classified as a non current liability pending renewed communication with Envirotek.

Deferred Investments
	March 31,	June 30,
	2011	2010

	$54,000	$114,000

On February 25, 2010 the Company signed an investment agreement with two individuals Steve Hayden III and Steve Hayden IV, wherein they deposited $ 107,000 into the Company in return for 25% of Net Profit over 24 months beginning June 30, 2010. Net Profit was defined as fuel sales less oil, delivery and processing costs, and taxes. The minimum return, royalty, was specified as $200,000. No royalty payments were payable under the agreement in 2010. The investment was amortized pro rata in 2011.

Stockholder Loans
	March 31,	June 30,
	2011	2010
Robert Neuberger	$50,000	$50,000
Joseph Spadafore	4,000	2,000
Barankovitch	6,000	0
	$60,000	$52,000

Stockholder loans carry no interest, have no terms of repayment, and are non callable.

Repayment is discretionary.  Both lenders are officers of the Company.

3.

Provision for Income Tax

No provision was made for federal income tax for the year ended December 31, 2010 and 2010, since the Company had significant net operating loss. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net operating loss carryforward for federal and state income tax purposes as of December 31, 2010 is approximately $ 1,500,000 The net operating losses will expire in 2028 through 2031 unless utilized beforehand.

The availability of the Company’s net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

The Company has recorded a 100% valuation allowance for the deferred tax asset since it is “more-likely- than-not” that the deferred tax assets will not be realized.

The components of the net deferred tax asset are summarized below:

	December31,
	2010	2009
Tax expense (credit) at statutory rate-federal	-34%	-34%
State tax expense net of federal tax	-6%	-6%
Changes in valuation allowance	40%	40%
Tax expense at actual rate	-	-

	12/31/2010	12/31/2009
Deferred tax asset – net operating loss	$600,000	$405,000
Less valuation allowance	(600,000)	(405,000)

Net deferred tax asset	$0	$0

4.

Capital Structure

In February 2010, 4,658,000 shares were issued in exchange for stock of the subsidiary, “old” Extreme Green Technologies Inc. (EGT) on a 2 for 1 basis:  2 shares of “old” EGT for 1 share of the Company.

In February, 2010, the Company sold 1,140,000 restricted shares for cash to three investors at 5 cents per share, realizing $57,000.

As at March 31, 2011 the Company was authorized to issue 200,000 common shares, of which   102,438,650 were issued and outstanding.

5.

Commitments and Contingencies

The Company entered into a three year lease for an office and manufacturing building in Corona, California on February 15, 2008 at the rate of $8,050 per month.  Renewal of the lease is under negotiation as at March 31, 2011.

6.

Legal Proceedings

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation or is involved either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors

7.

Subsequent Events

Events subsequent to March 31, 2011 have been evaluated through April 12, 2011, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be    disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 5, 2011

By: /s/ Richard B. Carter

Name:  Richard B. Carter, Esq.

Title: President

EXHIBIT INDEX

No.	Exhibits
99.1	Purchase Agreement